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                            PARTICIPATION AGREEMENT

                           Dated as of June 6, 1996

                                     among

                TRANSOK ACQUISITION CORPORATION III, as Lessee,

              TRANSOK ACQUISITION COMPANY, as Transok Guarantor,

                             CIBC INC., as Lessor,

             CANADIAN IMPERIAL BANK OF COMMERCE, New York Agency,
                           as Administrative Agent,

                   BANK OF MONTREAL, as Documentation Agent

                                      and

              CERTAIN FINANCIAL INSTITUTIONS NAMED ON SCHEDULE I,
                                  as Lenders

                ----------------------------------------------

                             Gas Processing Plants
                              Located in Oklahoma
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                                TABLE OF CONTENTS
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SECTION 1          DEFINITIONS; INTERPRETATION..................................................................  1

SECTION 2          ACQUISITION AND LEASE; FUNDINGS; NATURE OF
                   TRANSACTION..................................................................................  2
                   2.1    Agreement to Acquire, Fund and Lease..................................................  2
                   2.2    Funding of Purchase Price.............................................................  2
                   2.3    Funded Amounts and Interest and Yield Thereon.........................................  3
                   2.4    Lessee Owner for Tax Purposes.........................................................  4
                   2.5    Amounts Due Under Lease...............................................................  4

SECTION 3          CONDITIONS PRECEDENT AND SUBSEQUENT;
                   DOCUMENTS....................................................................................  5
                   3.1    Conditions to the Obligations of the Participants on the
                          Closing Date..........................................................................  5
                   3.2    Conditions to the Obligations of the Lessee........................................... 10
                   3.3    Conditions to the Obligations of the Participants..................................... 10

SECTION 4          REPRESENTATIONS.............................................................................. 10
                   4.1    Representations of the Lessee......................................................... 10
                   4.2    Representations of the Lessor......................................................... 16
                   4.3    Representations of the Lenders........................................................ 17
                   4.4    Additional Representations of the Lessee with Respect to
                          Seller................................................................................ 17

SECTION 5          COVENANTS OF THE LESSEE AND THE TRANSOK
                   GUARANTOR.................................................................................... 19
                   5.1    Qualification to do Business in Oklahoma.............................................. 19
                   5.2    Further Assurances.................................................................... 19
                   5.3    Reports, Certificates and Other Information........................................... 19
                   5.4    Payment of Fees....................................................................... 19
                   5.5    Additional Required Appraisals........................................................ 19
                   5.6    Taxes, Assessments, Etc............................................................... 19
                   5.7    Full Disclosure....................................................................... 19
                   5.8    Intellectual Property Rights.......................................................... 20
                   5.9    Separate Business..................................................................... 20
                   5.10   Resistance to Regulatory Change....................................................... 20
                   5.11   Regulatory Applications............................................................... 20
                   5.12   Covenant of Lessee and Transok Guarantor with respect
                          to Excepted Permits................................................................... 20

                                               -i-

SECTION 6          TRANSFERS BY LESSOR AND LENDERS.............................................................. 21
                   6.1    Lessor Transfers...................................................................... 21
                   6.2    Lessee Option to Replace Lessor and Agents............................................ 22
                   6.3    Lender Transfers...................................................................... 23
                   6.4    Rate Quotations....................................................................... 24

SECTION 7          INDEMNIFICATION.............................................................................. 24
                   7.1    General Indemnification............................................................... 24
                   7.2    Environmental Indemnity............................................................... 26
                   7.3    Proceedings in Respect of Claims...................................................... 27
                   7.4    General Tax Indemnity................................................................. 28
                   7.5    Increased Costs, etc.................................................................. 33
                   7.6    End of Term Indemnity................................................................. 38
                   7.7    Maximum Interest...................................................................... 39

SECTION 8          MISCELLANEOUS................................................................................ 40
                   8.1    Survival of Agreements................................................................ 40
                   8.2    Notices, Demands, Instructions and Other
                          Communications........................................................................ 40
                   8.3    Counterparts.......................................................................... 40
                   8.4    Amendments............................................................................ 40
                   8.5    Headings, etc......................................................................... 42
                   8.6    Parties in Interest................................................................... 42
                   8.7    GOVERNING LAW......................................................................... 42
                   8.8    Expenses.............................................................................. 42
                   8.9    Severability.......................................................................... 43
                   8.10   Liabilities of the Participants....................................................... 43
                   8.11   Submission to Jurisdiction; Waivers................................................... 43
                   8.12   Liabilities of the Agents............................................................. 43
                   8.13   Withholding Taxes..................................................................... 44
                   8.14   Confidentiality....................................................................... 44
                   8.15   Notice................................................................................ 45
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                                      -ii-

APPENDIX A     Definitions and Interpretation

                                    SCHEDULES

SCHEDULE I     Lenders
SCHEDULE II    Disclosure Schedule
SCHEDULE 2.2   Commitments
SCHEDULE 8.2   Notice Information

                                    EXHIBITS

EXHIBIT A   Form of Funding Request

EXHIBIT B   Form of Easement Agreement

EXHIBIT C   Form of Memorandum of Lease

EXHIBIT D-1 Form of Subsidiary Guaranty

EXHIBIT D-2 Form of Transok Guaranty

EXHIBIT D-3 Form of Parent Company Guaranty

EXHIBIT D-4 Form of Holding Company Guaranty

EXHIBIT D-5 Form of Holding Company Security Agreement

EXHIBIT E   Form of Assignment of Lease and Rents

EXHIBIT F-1 Form of Opinion of Texas Counsel to Lessee and Guarantors

EXHIBIT F-2 Form of Opinion of Oklahoma Counsel to Lessee and Transok Guarantor

                                     -iii-

                            PARTICIPATION AGREEMENT

      THIS PARTICIPATION AGREEMENT, dated as of June 6, 1996 (as it may be amended or modified from time to time in accordance with the provisions hereof, this "PARTICIPATION AGREEMENT"), is among TRANSOK ACQUISITION CORPORATION III, a Delaware corporation, as Lessee, TRANSOK ACQUISITION COMPANY, a Delaware corporation, as Transok Guarantor, CIBC INC., a Delaware corporation, as Lessor, CANADIAN IMPERIAL BANK OF COMMERCE, a bank organized under the laws of Canada, acting through its New York Agency, not in its individual capacity but solely as Administrative Agent, BANK OF MONTREAL, a bank organized under the laws of Canada, acting through certain of its U.S. branches or agencies, as Documentation Agent, and the various financial institutions named on Schedule I hereto or as are or may from time to time become parties hereto, as Lenders.

                             PRELIMINARY STATEMENT

      In accordance with the terms and provisions of this Participation Agreement, the Lease, the Loan Agreement and the other Operative Documents and Operative Loan Documents, (i) the Lessor contemplates acquiring the Leased Property and leasing the Leased Property to the Lessee, (ii) the Lessee intends to lease the Leased Property from the Lessor under the Lease, (iii) the Lessee intends to obtain, and the Lessor is willing to provide, funding for the acquisition of the Leased Property, (iv) the Lessor intends to obtain, and the Lenders are willing to provide, financing of a portion of the funding of the acquisition of the Leased Property, and (v) each Guarantor is willing to provide its guaranty of the obligations of the Lessee under the Operative Documents.

      In consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1
                          DEFINITIONS; INTERPRETATION

      Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in APPENDIX A hereto for all purposes hereof; and the rules of interpretation set forth in APPENDIX A hereto shall apply to this Participation Agreement.


                                   SECTION 2
                       ACQUISITION AND LEASE; FUNDINGS;
                             NATURE OF TRANSACTION

      SECTION 2.1 AGREEMENT TO ACQUIRE, FUND AND LEASE. Subject to the terms and conditions of this Participation Agreement, on the Closing Date (i) the Lessor agrees to purchase such interest in the Leased Property from the Seller as is transferred, sold, assigned and conveyed to the Lessor pursuant to the Purchase Agreement, and the Bill of Sale for a purchase price of $125,000,000 (the "Purchase Price"), (ii) each Lender agrees to finance its Commitment Percentage of such Purchase Price by a nonrecourse Loan to the Lessor pursuant to the Loan Agreement, (iii) the Lessor agrees to lease the Leased Property to the Lessee pursuant to the Lease, and (iv) the Lessee agrees to lease the Leased Property from the Lessor pursuant to the Lease.

      SECTION 2.2 FUNDING OF PURCHASE PRICE.

            Subject to the terms and conditions of this Participation Agreement, on the Closing Date, each Lender shall make available to the Lessor its Loan in an amount equal to the product of the such Lender's Commitment Percentage times the Purchase Price for the Leased Property as set forth in Schedule 2.2 (in the aggregate of $125,000,000), which funds the Lessor shall use, together with its own funds (which shall be the Lessor's Invested Amount) in an amount equal to the product of the Lessor's Commitment Percentage times the Purchase Price for the Leased Property, to purchase the Leased Property from the Seller pursuant to the Purchase Agreement, and the Bill of Sale, and the Lessor shall lease the Leased Property to the Lessee pursuant to the Lease.

            (a) AGGREGATE LIMITS ON FUNDED AMOUNTS. The aggregate amount that the Participants shall be committed to provide as Funded Amounts under this Participation Agreement shall not exceed $125,000,000. The aggregate amount that any Participant shall be committed to fund under this Participation Agreement shall not exceed the lesser of (i) such Participant's Commitment and (ii) such Participant's Commitment Percentage of the Funding requested under this Participation Agreement.

            (b) NOTICE, TIME AND PLACE OF FUNDING. With respect to the Funding, the Lessee shall give the Lessor and each Lender an irrevocable notice on the Closing Date pursuant to a Funding Request in form and substance satisfactory to the Lessor and the Lenders (a "FUNDING REQUEST"), specifying the amount of Funding requested. All documents and instruments required to be delivered on the Closing Date pursuant to this Participation Agreement shall be delivered at the offices of Mayer, Brown & Platt, 700 Louisiana Street, Suite 3600, Houston, Texas 77002, or at such other location as may be determined by the Lessor, the Lessee and the Lenders. All remittances made by the Lenders for the Funding shall be made in immediately available federal funds by wire transfer to the Lessor with receipt by the Lessor not later than 1:00 p.m., Chicago time, on the Closing Date. Upon (i) the Lessor's receipt of the funds provided by the Lenders with respect to the Funding, and (ii) satisfaction

                                      2

or waiver of the conditions precedent to such Funding set forth in SECTION 3, the Lessor shall on the Closing Date pay the Purchase Price to the Seller for the Leased Property, from the funds provided by the Lenders and the Lessor's Commitment Percentage of the amount of such Funding.

            (c) LESSEE'S DEEMED REPRESENTATION FOR THE FUNDING. The Funding Request by the Lessee shall be deemed a representation by the Lessee to the Lessor and each Lender that on the Closing Date, (i) the amount of Funding requested represents amounts owing in respect of the Purchase Price of the Leased Property, (ii) no Event of Default or Potential Event of Default exists, and (iii) the representations of the Lessee and the other Obligors set forth in SECTIONS 4.1 and 4.4 and in the other Operative Documents are true and correct in all material respects as though made on and as of the Closing Date.

      SECTION 2.3  FUNDED AMOUNTS AND INTEREST AND YIELD THEREON.

            (a) During the period from and including the Closing Date to but excluding the first Business Day following the Closing Date, the Lessor's Invested Amount shall accrue yield ("YIELD") at a rate PER ANNUM equal to the sum of (A) the Applicable Margin with respect to Domestic Loans from time to time in effect plus (B) the Alternate Base Rate from time to time in effect computed using the actual number of days elapsed and a 365- (or, if applicable, 366-day) year. During the period from and including the first Business Day following the Closing Date to but excluding August 2, 1996, the Lessor's Invested Amount shall accrue Yield at a rate PER ANNUM equal to the sum of (A) the Applicable Margin with respect to Eurodollar Loans from time to time in effect, plus (B) as may be requested by the Lessee, (i) the Eurodollar Interest Rate from time to time in effect or (ii) the Eurodollar Interest Rate determined pursuant to CLAUSE (II) of the definition thereof from time to time in effect, computed using the actual number of days elapsed and a 360-day year; and commencing on August 2, 1996 and thereafter, the Lessor's Invested Amount shall accrue Yield at a rate PER ANNUM equal to the sum of (A) the Applicable Margin with respect to Eurodollar Loans from time to time in effect plus (B) the Eurodollar Interest Rate from time to time in effect, computed using the actual number of days elapsed and a 360-day year; PROVIDED, HOWEVER, that the Lessor's Invested Amount shall automatically accrue Yield at a rate PER ANNUM equal to the sum of (A) the Applicable Margin with respect to Domestic Loans from time to time in effect plus (B) the Alternate Base Rate from time to time in effect, at the times and under the circumstances set forth in SECTION 7.5(B) or (C). In addition, during the period from and including the Closing Date to and including the date that all amounts outstanding under the Credit Agreement have been paid in full and the commitments thereunder have terminated, the Lessor's invested amount shall accrue additional yield at a rate per annum equal to 5 basis points, such additional yield being payable, in arrears on each Rent Payment Date and such additional yield constituting Lessor Fixed Rent.

            (b) Each Lender's Funded Amount outstanding from time to time shall accrue interest as provided in the Loan Agreement.

                                      3

            (c) Each Participant's Funded Amount may be reduced from time to time by the portion of Qualified Payments applied thereto pursuant to Section 3 of the Loan Agreement.

      SECTION 2.4 LESSEE OWNER FOR TAX PURPOSES. It is the intent of the Lessee, the Lessor, the Transok Guarantor and each of the other Participants that for federal, state and local tax purposes (i) the Lessee owns the Leased Property and will be entitled to all tax benefits ordinarily available to an owner of property similar to the Leased Property, (ii) the Lease will be treated as a financing arrangement, and (iii) the Lessor will be treated as a lender making loans to the Lessee. Nevertheless, the Lessee and the Transok Guarantor acknowledge and agree that no Participant or any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of any of the Operative Documents or Operative Loan Documents and that the Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the Operative Loan Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein. Lessor does represent and agree that, except as otherwise required by law, it will not take any position on any tax return or report (or in connection with any audit) inconsistent with the intention of the parties as set forth in this SECTION 2.4; PROVIDED, HOWEVER, that, except as otherwise provided in SECTION 7.4(C), Lessor shall have no obligation to contest any determination (other than positions taken during audit) by any governmental authority with respect to any federal, state or local taxes relating to ownership of the Leased Property, treatment of the Lease as a financing arrangement or treatment of the Lessor as a lender.

      SECTION 2.5 AMOUNTS DUE UNDER LEASE. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, the Transok Guarantor and the Participants that: (i) the amount and timing of installments of Fixed Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable as interest on the Loans and Yield on the Lessor's Invested Amount on each Rent Payment Date; (ii) if the Lessee elects the Purchase Option or becomes obligated to purchase the Leased Property under the Lease, the Funded Amounts, all interest and Yield thereon and all other obligations of the Lessee owing to any Participant or any Agent shall be paid in full by the Lessee, (iii) if the Lessee fails to elect to purchase the Leased Property pursuant to Section 5.3 or 5.4 of the Lease or renew the Lease pursuant to Section 5.1 of the Lease, the APortion Participant Balance of each Participant will be paid out of the Recourse Deficiency Amount, and the Lessee shall only be required to pay to each Participant in respect of such Participant's B-Portion Participant Balance the proceeds of the sale of the Leased Property (which may be less than such Participant's B-Portion Participant Balance); and (iv) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Leased Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Loans, accrued interest thereon, the Lessor's Invested Amount and accrued Yield thereon.

                                      4

                                   SECTION 3
                CONDITIONS PRECEDENT AND SUBSEQUENT; DOCUMENTS

      SECTION 3.1 CONDITIONS TO THE OBLIGATIONS OF THE PARTICIPANTS ON THE CLOSING DATE. The obligations of the Lessor and each Lender to carry out their respective obligations under SECTION 2 of this Participation Agreement to be performed on the Closing Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to the Closing Date of the following conditions precedent and condition subsequent, PROVIDED that the obligations of any Participant shall not be subject to any conditions contained in this SECTION 3.1 which are required to be performed by such Participant:

            (a) DOCUMENTS. The following documents shall have been duly authorized, executed and delivered by the respective parties thereto:

                  (i) EASEMENT AGREEMENTS AND BILL OF SALE. An original of the
            Bill of Sale, duly executed by the Seller, shall have been delivered in the case of the Bill of Sale, or shall be delivered immediately after the Merger, in the case of the Easement Agreements, to the Lessor.

                  (ii) LEASE AND MEMORANDUM OF LEASE. The original of the Lease, duly executed by the Lessee and the Lessor and in recordable form, shall have been delivered to the Administrative Agent; the original of the Memorandum of Lease substantially in the form of EXHIBIT C attached hereto, duly executed by the Lessee and Lessor and in recordable form, shall have been delivered to the Administrative Agent.

                  (iii) GUARANTIES. Counterparts of the Guaranties from each
            Subsidiary Guarantor in substantially the form of EXHIBIT D-1, the Transok Guaranty from the Transok Guarantor in substantially the form of EXHIBIT D-2, the Parent Company Guaranty from the Parent Company in substantially the form of EXHIBIT D-3, the Holding Company Guaranty in substantially the form of EXHIBIT D-4 and the Holding Company Security Agreement in substantially the form of EXHIBIT D-5, shall have been delivered to each Participant.

                  (iv) LOAN AGREEMENT AND ASSIGNMENT OF LEASE AND RENTS.
            Counterparts of the Loan Agreement, duly executed by the Lessor and the Lenders, shall have been delivered to each of the Lessor and each Lender; and the Assignment of Lease and Rents substantially in the form of EXHIBIT E hereto with appropriate insertions and in recordable form, duly executed by the Lessor, shall have been delivered to the Administrative Agent.

                  (v) PARTICIPATION AGREEMENT. Counterparts of this
            Participation Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

                                      5

                  (vi)  [INTENTIONALLY OMITTED]

                  (vii) EXECUTED ORIGINAL NOTES. The Notes of the Lessor payable to the order of each of the Lenders shall have been delivered to each Lender.

                  (viii) CLOSING DATE APPRAISAL. Each Participant shall have received a report of the Appraiser (the "CLOSING DATE APPRAISAL"), paid for by the Lessee, which shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and shall state in a manner reasonably satisfactory to such Participant the following: (A) the estimated Fair Market Sales Value of the Leased Property on the Closing Date; and (B) the estimated Fair Market Sales Value of the Leased Property at the end of the Lease Term.

                  (ix)  [INTENTIONALLY OMITTED]

                  (x) EVIDENCE OF INSURANCE. The Lessor shall have received from the Lessee a certificate of insurance describing in detail all insurance maintained by the Lessee for the benefit of the Lessee and its Subsidiaries with respect to the Leased Property and certifying that such insurance complies with the provisions of Article X of the Lease (including the naming of the Lessor as additional insured or loss payee with respect to such insurance), in form and substance reasonably satisfactory to the Lessor.

                  (xi)  [INTENTIONALLY OMITTED]

                  (xii) CERTIFICATE OF OFFICERS OF THE LESSEE AND THE
            GUARANTORS. Each of the Lenders, the Lessor and the Agents shall have received a certificate, in form and substance satisfactory to the Agents, of a Secretary or an Assistant Secretary and the President or a Vice President of the Lessee and each Guarantor, together with certified copies of the articles of incorporation and by-laws, certificate of formation and limited liability company agreement, or the partnership agreement, as the case may be, and signatures and incumbency of officers of the Lessee and the Guarantors and resolutions with respect to the transactions contemplated herein.

                  (xiii) RECORDING FEES; TRANSFER TAXES. The Lessor shall have received evidence of a satisfactory arrangement for payment of all recording and filing fees and taxes with respect to any recordings or filings made with respect to the Easement Agreements, the Memorandum of Lease and the Assignment of Lease and Rents or with respect to the execution, delivery, recording, publishing, registration and filing of the Operative Documents and the Operative Loan Documents or any memorandum thereof and any financing statements with respect thereto.

                                      6

                  (xiv) OPINIONS OF COUNSEL. The following opinions, each dated the Closing Date, substantially in the form set forth in the Exhibit noted below, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agents and the
            Lenders:

                        (1) the opinion of Hutcheson & Grundy, L.L.P., special
                  Texas counsel of the Lessee and the Guarantors (EXHIBIT F-1); and

                        (2) the opinion of Hall, Estill, Hardwick, Gable, Golden
                  & Nelson, special Oklahoma counsel for the Lessee and the Transok Guarantor (EXHIBIT F-2);

                  (xv) FEE LETTER AGREEMENT. The Lessor shall have received the
            Fee Letter Agreement duly executed by the Lessee and the Transok Guarantor.

                  (xvi)  [INTENTIONALLY OMITTED]

                  (xvii)   [INTENTIONALLY OMITTED]

                  (xviii) PERMITS AND CERTAIN MATTERS. (i) All Permits that are or will become Applicable Permits shall be obtained on the Closing Date after giving effect to all transactions (A) in connection with the transfer of the Leased Property by the Seller and the granting of the Easements by Transok to the Lessor and (B) intended to be consummated on the Closing Date pursuant to the Operative Documents) shall have been obtained, except for (x) Applicable Permits required by Law to be obtained after the Closing Date, and (y) the Excepted Permits provided that the representations and warranties in Section 4.1(g)(ii) of the Participation Agreement are true and correct on the Closing Date and that the covenant in Section 5.12 of the Participation Agreement shall have been fulfilled as provided therein. All such obtained Permits shall be in proper form, in full force and effect and not subject to any further appeal or further contest or to any unsatisfied condition (other than conditions relating to completion in the future) that may allow modification or revocation.

                  (xix) DOCUMENTS RELATING TO THE LEASED PROPERTY. The Lessee
            shall have delivered, or caused to be delivered, to the Administrative Agent and the Lessor documentation with respect to the condition of the Leased Property or any part thereof, the Taxes applicable to the Leased Property and such other documents and agreements relating to the operation of the Leased Property or any part thereof as the Administrative Agent or the Lessor (through the Administrative Agent) may reasonably request, in form and substance reasonably acceptable to the Administrative Agent and the Lessor.

                                      7

                  (xx) CERTIFICATE OF FINANCIAL CONDITION. The Administrative
            Agent shall have received a Certificate of Financial Condition from the chief financial officer of the Transok Guarantor in form satisfactory to the Agents and the Lessor (addressed to or otherwise in favor of the Agents, the Lessor and each Lender).

            (b) LITIGATION. No action or proceeding shall have been instituted or threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any transaction contemplated hereby or by any other Operative Document or any Operative Loan Document or which is reasonably likely to materially adversely affect the Leased Property or the Easements or any transaction contemplated by the Operative Documents and the Operative Loan Documents or which could reasonably be expected to result in a Material Adverse Effect.

            (c) LEGALITY. In the opinion of such Participant or its counsel, the transactions contemplated by the Operative Documents and the Operative Loan Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Participant to participate in any of the transactions contemplated by the Operative Documents and the Operative Loan Documents.

            (d) NO EVENTS. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing, and (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking.

            (e) REPRESENTATIONS. Each representation and warranty of the parties hereto or to any other Operative Document or any Operative Loan Document contained herein or in any other Operative Document or any Operative Loan Document shall be true and correct in all material respects as though made on and as of the Closing Date.

            (f) CLOSING DATE. The Closing Date shall occur on or prior to June 6, 1996.

            (g) MATERIAL ADVERSE CHANGE. There shall have been no material adverse change, in (i) the consolidated business, condition (financial or otherwise), operations, performance or properties of Transok Inc. and its Subsidiaries taken as a whole from that presented in the financial statements dated as of December 31, 1995, a copy of which has been furnished to the Participants and (ii) in the consolidated business, condition (financial or otherwise, operations, performance, properties or prospects of the Parent Company, the Transok Guarantor or their respective consolidated Subsidiaries taken as a whole.

            (h) FEES; TRANSACTION EXPENSES. The Lessee shall have paid to the Administrative Agent for the account of each Lender on the Closing Date the fee as described in the Fee Letter Agreement. The Lessor shall have received from the Lessee the fees required

                                      8

to be paid to the Lessor on or prior to the Closing Date pursuant to the Fee Letter Agreement. The Lessee shall have paid the Transaction Costs then accrued and invoiced which the Lessee agrees to pay pursuant to SECTION 8.8(A).

            (i) UCC SEARCHES; RECORDING AND FILING. The Administrative Agent shall have received results of UCC filing searches conducted at the Lessee's expense, identifying all financing statements on file in the Offices of the Secretary of State of Oklahoma and Delaware in respect of the Lessee. Arrangements reasonably satisfactory to the Administrative Agent that each Conveyance Instrument that requires filing of record, the Lease, the Memorandum of Lease and all financing statements under the UCC with respect to the Conveyance Instruments shall be duly recorded, published, registered and filed in such manner and in such places as the Lessor, the Lessee, the Lessee's counsel and the Agents shall determine to be necessary or appropriate to publish notice of and protect the validity and effectiveness thereof and to establish, create, perfect, preserve and protect the rights of the parties thereto and their respective successors and assigns.

            (j) TITLE. The Seller shall have good title to the Leased Property and Seller or Transok shall have good title to the Land, in each case satisfactory to the Administrative Agent and the Participants (each in its sole discretion), free and clear of all Liens (other than Permitted Liens).

            (k) COMPLIANCE. The Lessee shall have delivered, or caused to be delivered, to the Agents and the Lessor such evidence as any Agent or the Lessor may reasonably request to establish the compliance in all material respects of the Leased Property with all Applicable Laws.

            (l)   [INTENTIONALLY OMITTED]

            (m) SATISFACTION WITH CONTEMPLATED TRANSACTIONS. The Agents and the Lessor shall have been satisfied in their sole discretion that the initial Borrowing under the Credit Agreement shall occur immediately after the funding of the Purchase Price pursuant to SECTION 2.2.

            (n) REGULATORY FILINGS; CONSENTS. All actions and proceedings required by Applicable Law shall have been taken, all waiting periods thereunder shall have expired or terminated, and all consents, waivers and approvals necessary for the transactions contemplated by the Operative Documents and the Operative Loan Documents (including, without limitation, those of any Governmental Authority and any required under the terms of the Purchase Agreement, the Easement Agreements and the Bill of Sale) shall have been given or obtained, other than the Excepted Permits.

            (o) ADDITIONAL DOCUMENTS. The Administrative Agent shall have received such other approvals, certificates or documents as any Agent may reasonably request to evidence satisfaction of the conditions set forth in this
SECTION 3.1(A).

                                      9

      SECTION 3.2 CONDITIONS TO THE OBLIGATIONS OF THE LESSEE. The obligations of the Lessee to lease the Leased Property from the Lessor are subject to the fulfillment on the Closing Date to the satisfaction of, or waiver by, the Lessee, of the following conditions precedent:

            (a) GENERAL CONDITIONS. The conditions set forth in SECTION 3.1 that require fulfillment by the Lessor and the Lenders shall have been satisfied.

            (b) LEGALITY. In the opinion of the Lessee or its counsel, the transactions contemplated by the Operative Documents and the Operative Loan Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for the Lessee to participate in any of the transactions contemplated by the Operative Documents.

      SECTION 3.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTICIPANTS. The obligations of the Lessor and each Lender to carry out their respective obligations under SECTION 2 of this Participation Agreement shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through their respective counsel) or prior to the Closing Date of the following conditions precedent, PROVIDED that the obligations of any Participant shall not be subject to any conditions contained in this SECTION 3.3 which are required to be performed by such Participant:

            (a) FUNDING REQUEST. The Lessor shall have received from the Lessee the Funding Request therefor pursuant to SECTION 2.2.

            (b) CONDITION FULFILLED. As of the Closing Date, the condition set forth in SECTION 3.1(D)(I) shall have been satisfied.

            (c) REPRESENTATIONS. As of the Closing Date, both before and after giving effect to the Funding requested by the Lessee on such date, the representations that the Lessee is deemed to make pursuant to SECTION 2.2(C) shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                                   SECTION 4
                                REPRESENTATIONS

      SECTION 4.1 REPRESENTATIONS OF THE LESSEE. Effective as of the date of execution hereof and as of the Closing Date, the Lessee represents and warrants to each of the Participants and the Agents as follows:

            (a) ORGANIZATION, ETC. The Lessee and each Subsidiary of the Lessee are each a corporation duly incorporated, a limited liability company duly organized or a partnership duly

                                      10

formed, as the case may be, and are each validly existing and in good standing (or, in the case of a partnership, validly existing) under the laws of the state of its respective incorporation, organization or formation; and the Lessee and each Subsidiary of the Lessee are each duly qualified and in good standing as a foreign corporation, limited liability company or partnership authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and where the failure so to qualify would have a material adverse effect on the financial condition, business, operations and prospects of the Lessee, or the Lessee and its Subsidiaries taken as a whole, and effective at the Merger the Lessee is duly qualified and in good standing as a foreign corporation in the State of Oklahoma.

            (b) AUTHORIZATION; NO CONFLICT. The execution and delivery of this Participation Agreement, the Funding hereunder, the execution and delivery of the Lease and the other Operative Documents, and the performance by the Lessee and each Guarantor of their respective Obligations under this Participation Agreement, the Lease and the other Operative Documents, are within the Lessee's and the Guarantors' corporate, limited liability company, or partnership powers as the case may be, have been duly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, have received all necessary governmental consents, authorizations, orders and approvals (if any shall be required), except for those approvals described in
Section 4.1(b) of the Disclosure Schedule, and do not and will not contravene or conflict with any provision (a) of Law, (b) of the charter, by-laws, certificate of formation, limited liability company agreement or partnership agreement of the Lessee or any other Obligor, or (c) of any material agreement binding upon the Lessee or any other Obligor or any of them.

            (c) VALIDITY AND BINDING NATURE. This Participation Agreement is, and the Lease and the Operative Documents when duly executed and delivered will be, legal, valid and binding obligations of the Lessee and each other Obligor party thereto enforceable against each of the Lessee and such other Obligors in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

            (d) RIGHTS IN RESPECT OF THE LEASED PROPERTY. The Lessee is not a party to any contract or agreement to sell any interest in the Leased Property or any part thereof other than pursuant to this Participation Agreement and the Lease.

            (e) LEASED PROPERTY. The present condition and use of the Leased Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to the Leased Property, and the present use of the Leased Property and the Lessee's future intended use of the Leased Property under the Lease does not, in any material respect, violate any Applicable Law. No material notices, complaints or orders or violation or non-compliance have been issued or, to the best of the Lessee's knowledge, threatened or contemplated by any Governmental Authority with respect to the Leased Property or any present or intended future use thereof, in each case except as described in Section 4.1(e) of the Disclosure Schedule. All agreements, easements and other rights, public or private,

                                      11

which are necessary to permit the lawful use and operation of the Leased Property as the Lessee intends to use the Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to the Lessee's best knowledge will be, obtained and are in full force and effect and the Lessee has no actual knowledge of any pending modification or cancellation of any of the same.

            (f) RECORDATION. All of the Conveyance Instruments, the Memorandum of Lease and all UCC financing statements to be filed pursuant to SECTION 3.1(I) hereof are in a form sufficient to create or publish notice of, as the case may be, the interests in the Leased Property purported to be created thereby or by the Lease, the Purchase Agreement, the Easement Agreements or the Bill of Sale. Upon the filing of the UCC financing statements and recordation of the Conveyance Instruments and the Lease (or the Memorandum of Lease) to be filed and recorded pursuant to SECTION 3.1(I) hereof, such documents will have been recorded in each place in which filing or recordation is required to publish notice of the interests created thereby and to protect the validity and effectiveness thereof; and all Taxes, fees and other publish charges payable in connection with the filing or recordation of the Conveyance Instruments, the Memorandum of Lease and such UCC financing statements will have been paid in full.

            (g) TITLE TO PROPERTY. (i) The Seller has good and indefeasible title to the Leased Property and Transok or the Seller, as the case may be, has good and indefeasible title to the Land, free and clear of all Liens (other than Permitted Liens) as is necessary to permit the Lessee, pursuant to the Lease, to operate the business of the Lessee as intended to be conducted on the Closing Date, and subject only to such minor imperfections or other burdens of title to any of such property interests which (x) do not individually or in the aggregate diminish the value thereof or the Lessee's use thereof in the conduct of such business or (y) could not have a Material Adverse Effect as determined by the Required Lenders, in their sole discretion.

                  (ii) Except as disclosed in Section 4.1(g)(ii) of the Disclosure Schedule, (A) the Seller will possess on the Closing Date all rights-of-way, pipeline interconnections, easements, licenses, permits, rights in real property (including, without limitation, line pipe in place, fixtures and appurtenances), personal property (including capital equipment), utilities and other services necessary for the day-to-day operation of the Leased Property, free and clear of all Liens (other than any Permitted Liens), (B) such rights-of-way, easements, licenses, permits, other real property rights, personal property, utilities and other services are valid and in full force and effect in accordance with their terms with all rentals and other payments due thereunder having been paid in full and (C) there is presently no default with respect to any such rights-of-way, easements, licenses, permits, other real property rights, personal property, utilities and other services, which default could reasonably be expected to result in a termination or loss of any of the foregoing, which termination or loss, individually or in the aggregate, could reasonably be expected to (1) result in a reduction in the fair market value of the Leased Property taken as a whole or any material part thereof, (2) result in any impairment in the

                                      12

usefulness, for the purposes intended by the Lessee and the Lessor on the Closing Date, of the Leased Property taken as a whole or any material part thereof, (3) subject the Lessor or any of its Affiliates to any civil or criminal liability, or any loss, cost, disability, damage, claim, penalty or expense (not fully and promptly indemnified by the Lessee or another obligor) or
(4) result in a Material Adverse Effect (and no other event has occurred with respect to any such rights-of-way, easements, licenses, permits, other real property rights, personal property, utilities and other services which, with the passage of time or giving of notice, could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

                  (iii) None of the Permitted Liens will, on and after the Closing Date, be reasonably expected to materially interfere with the lease, use or possession of the Leased Property by the Lessee in the manner intended by the Lessee and the Lessor on the Closing Date, the ownership and lease of the Leased Property by the Lessor or the exercise by the Lessor of its rights under any Operative Document or any Operative Loan Document.

                  (iv) There are no obligations under the terms of the instruments creating the possessory interests of the Lessee or the Seller, or any predecessor-in-interest of the Seller in the Leased Property requiring the payment of any money to permit the continued use of the rights granted by such instruments.

                  (v) As of the Closing Date, the Lessee has (i) obtained the Permits identified in Section 4.1(g)(ii) of the Disclosure Schedule (the "EXCEPTED PERMITS") or (ii) submitted applications to the appropriate Governmental Authority to obtain each of the Excepted Permits, all such applications in each case being properly filed and accompanied by all necessary fees is required in connection with such applications.

                  (vi) As of the Closing Date, the Excepted Permits are held, owned, controlled, possessed by or for the use or benefit of Transok.

            (h) ENVIRONMENTAL COMPLIANCE. Except as set forth in Section 4.1(h) of the Disclosure Schedule: (i) the condition and operations of the Leased Property are in compliance in all material respects with all Environmental Laws;
(ii) no Hazardous Materials that have been generated at or transported from the Leased Property or any part thereof have been disposed of at a site which as of the date hereof is on the National Priorities List, the CERCLIS or any analogous list of state Superfund sites, nor has any governmental authority named the Lessee, the Seller or any other Person, with respect to the Leased Property or any part thereof, a potentially responsible party in connection with a cleanup authorized by CERCLA or similar state law; (iii) as of the date hereof, none of the Lessee or the Seller or any of their respective Affiliates has received any notice, mandate, order or request which remains pending under any Environmental Law concerning the Leased Property or any part thereof or relating to an alleged violation of Environmental Law or relating to any potential adverse action in any way involving environmental, health or safety matters affecting the Leased Property or any part thereof; (iv) there is no proceeding pending or, to the knowledge of the Lessee, anticipated against the Lessee or the Seller or any of their respective Affiliates by any Federal, state or local court,

                                      13

tribunal, administrative agency, department, commission, board or other authority or instrumentality with respect to the presence or release of any Hazardous Materials from the Leased Property or any part thereof; and (v) no Hazardous Materials have been released from or on the Leased Property or the Land by the Lessee or the Seller in a quantity or concentration for which cleanup or corrective action is authorized under any Environmental Law or may be necessary to prevent or eliminate a significant risk to human health or the environment. None of the foregoing matters disclosed in Section 4.1(h) of the Disclosure Schedule, singly or in the aggregate, could reasonably be expected to result in aggregate liability on the part of any Person in excess of $500,000 or to have a Material Adverse Effect.

            (i)   REGULATION.

            (i) Lessee is not an "intrastate pipeline" within the meaning of the Natural Gas Policy Act of 1978, as amended. Neither the Lessee or Lessor is or, by reason of the transactions contemplated by the Operative Documents and the Operative Loan Documents, will be subject to regulation by the FERC as (A) a "natural-gas company" under the Natural Gas Act, as amended, or (B) an "interstate pipeline" under the Natural Gas Policy Act of 1978, as amended.

            (ii) None of the Lessor or any Participant will, by reason of the transactions contemplated by the Operative Documents and the Operative Loan Documents, be subject to regulation by the Oklahoma Corporation Commission as a "public utility" within the meaning of 17 Okla. Stat. 1991 ss.ss. 151 - 156.

            (iii) Lessee is not a "domestic public utility" within the meaning of 17 Okla. Stat. 1991 ss.ss. 191.1 - 191.13.

            (iv) Subject to the rights and powers of a municipality to grant or refuse franchises to use streets and alleys within its limits and make charges for the use thereof, none of the Lessee, the Administrative Agent, the Documentation Agent or any Lender will be subject to regulation of rates or services as a "public utility" within the meaning of 17 Okla. Stat. 1991, ss. 156 by any Oklahoma municipal corporation.

            (v) Other than the filings and notifications described in Section 4.1(r) of the Disclosure Schedule attached hereto, no authorization, consent, approval, license or exemption of, registration, qualification, designation, declaration or filing with, or notice to, any court or governmental department, commission, board, bureau, agency, instrumentality or authority or other Persons or entities, including, without limitation, the Corporation Commission of Oklahoma, will be required to be obtained by any of the Agents, the Lessor or any Participant in connection with the exercise of any of its rights or remedies under the Operative Documents and the Operative Loan Documents, including, without limitation, the termination of the Lease by the Lessee, the sale by the Lessor of the Leased Property to any Person.

                                      14

            (vi) None of the Administrative Agent, the Documentation Agent, the Lessor or any Participant will, by reason of the transactions contemplated by the Operative Documents and the Operative Loan Documents, be providing any service that would require the prior approval of the Oklahoma Corporation Commission in order to discontinue or abandon such service.

            (j) SUFFICIENCY OF THE PROPERTY. The Leased Property and the Easements conveyed to the Lessor and the Leased Property leased to the Lessee as of the Closing Date are sufficient to permit the Lessee to conduct its business with respect to the Leased Property in the manner such business was conducted by the Seller immediately prior to the effectiveness of the Bill of Sale and is intended to be conducted by the Lessee on and after the Closing Date. Further, the Leased Property and the Easements conveyed to the Lessor is sufficient to permit the Lessor or any purchaser from the Lessor to conduct its business with respect to the Leased Property after the termination of the Lease in the manner such business was conducted by the Seller immediately prior to the effectiveness of the Bill of Sale and is intended to be conducted by the Lessee on and after the Closing Date. Title to the property and interests therein acquired by the exercise of such power will be held by, or transferred by the Seller (prior to the execution and delivery of the Bill of Sale and Easement Agreements) to, the Lessor (from and after the execution and delivery of the Bill of Sale and Easement Agreements) and may be transferred freely by the Lessor to any Person acquiring the Leased Property to the extent the same are valid and subsisting at the time of such conveyance.

            (k) FULL DISCLOSURE. To the best of the Lessee's knowledge and belief, all factual information heretofore or contemporaneously furnished by or on behalf of the Seller, Lessee or any Guarantor for purposes of or in connection with the Operative Documents or any transaction contemplated thereby is true and accurate (taken as a whole) on the date as of which such information is dated or certified and does not omit any material fact necessary to make such information (taken as a whole) not misleading at such time.

            (l) TRADE SECRETS AND PATENTS. (i) The ownership of the Leased Property by the Lessor and the operation of the Leased Property by the Lessee do not conflict with, infringe on or otherwise violate any copyright, trade secret or patent rights of others.

            (ii) As of the Closing Date, the Lessee will own, or have the license or right to use, all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software and copyrights that are necessary for and material to the operation of the Leased Property (the "Intellectual Property Rights"). There is no pending judicial proceeding involving any claim (nor to the knowledge of the Lessee is any such claim threatened), of any infringement, misuse or misappropriation by the Lessee, or the Lessor or any Affiliate thereof of any patent, trademark, trade name, copyright, license or similar intellectual property right owned by any third party related to the Intellectual Property Rights.

                                      15

            (m) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking has occurred and is continuing.

      SECTION 4.2 REPRESENTATIONS OF THE LESSOR. Effective as of the date of execution hereof and as of the Closing Date, the Lessor represents and warrants to the Administrative Agent, the Documentation Agent and each of the Lenders and, as to PARAGRAPHS (A), (B) AND (F) below, also to the Lessee as follows:

            (a) DUE ORGANIZATION, ETC. The Lessor is a corporation duly organized and validly existing in good standing under the laws of Delaware and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Lease, this Participation Agreement and each other Operative Document and Operative Loan Document to which it is or will be a party.

            (b) DUE AUTHORIZATION; ENFORCEABILITY, ETC. This Participation Agreement and each other Operative Document and Operative Loan Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

            (c) NO CONFLICT. The execution and delivery by the Lessor of the Lease, this Participation Agreement and each other Operative Document and Operative Loan Document to which the Lessor is or will be a party, are not or will not be, and the performance by the Lessor of its obligations under each will not be, inconsistent with its certificate of incorporation or by-laws, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Lessor is a party or by which it or its properties are bound.

            (d) LITIGATION. There are no pending or, to the knowledge of the Lessor, threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency that would if adversely determined have a material adverse effect upon the ability of the Lessor to perform its obligations under this Participation Agreement or any other Operative Documents or Operative Loan Documents to which it is or will be a party.

            (e) LESSOR LIENS. No Lessor Liens or other liens created by the acts or omissions of the Lessor (other than by the Operative Documents and the Operative Loan Documents) exist on the Closing Date on the Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Participation Agreement or any other Operative Document or Operative Loan Document to which it is or will be a party will not subject the Leased Property, or any portion thereof, to any Lessor Liens or other liens created by the Lessor (other than by the Operative Documents and the Operative Loan Documents).

                                      16

            (f) SECURITIES ACT. The interest being acquired or to be acquired by the Lessor in the Lessor's Invested Amount and the Leased Property is being acquired for its own account, without any view to the distribution thereof or any interest therein, PROVIDED that the Lessor shall be entitled to assign, convey or transfer its interest in accordance with SECTION 6.1. The Lessor is an accredited investor as that term is defined in Rule 501(a) under the Securities Act.

            (g) EMPLOYEE BENEFIT PLANS. The Lessor is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents and the Operative Loan Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code.

      SECTION 4.3 REPRESENTATIONS OF THE LENDERS. Effective as of the date of execution hereof and as of the Closing Date, each Lender represents and warrants to the Lessor and to each of the other Lenders and the Agents and, as to PARAGRAPHS (A) AND (B) below, also to the Lessee as follows:

            (a) DUE AUTHORIZATION, ETC. Each of this Participation Agreement and the Loan Agreement has been duly authorized, executed and delivered by it.

            (b) SECURITIES ACT. The interest being acquired or to be acquired by such Lender in the Funded Amounts is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lender shall be entitled to assign, convey or transfer its interest in accordance with SECTION 6.3. Such Lender is an accredited investor as that term is defined in Rule 501(a) under the Securities Act.

            (c) EMPLOYEE BENEFIT PLANS. Such Lender is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents and the Operative Loan Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code.

      SECTION 4.4 ADDITIONAL REPRESENTATIONS OF THE LESSEE WITH RESPECT TO SELLER. Effective as of the Closing Date, and subject to the limitations set forth in this Section, the Lessee represents and warrants to each of the other parties hereto, that as of the Closing Date:

            (a) STATUS. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly authorized to carry on its business in the State of Oklahoma. Seller has all requisite corporate power and authority to enter into and perform all the transactions contemplated by the Purchase Agreement. The Bill of Sale is a legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                                      17

            (b) AUTHORIZATION OF AGREEMENT, ETC. Seller has duly authorized the execution, delivery and performance of the Bill of Sale and each agreement, document or instrument required to be executed and delivered by Seller pursuant thereto. To the best of Lessee's knowledge, the execution, delivery or performance of the Bill of Sale or any other such document will not violate any term of Seller's articles of incorporation or by-laws, or any other agreement, judicial decree, statute or regulation to which Seller is a party or by which Seller may be bound or affected; and Seller has obtained all consents necessary in order to enter into and perform all its obligations under the Bill of Sale and under any documentation to be delivered pursuant to the Bill of Sale, and no further consents of any kind (including internal consents such as by a board of directors, limited partners, or the like) will need to be obtained for the Bill of Sale, any documentation to be delivered pursuant to the Bill of Sale, or performance under any of the foregoing.

            (c) SOLVENCY. Seller is solvent and has not filed, nor, to the best of Lessee's knowledge, has there been filed against Seller, any voluntary or involuntary petition in bankruptcy or insolvency; no receiver or trustee or similar custodian has been appointed with respect to Seller's property or any substantial portion thereof; Seller has not made any assignment for the benefit of creditors; to the best of Lessee's knowledge, Seller has not admitted insolvency in writing, nor admitted that its property is not, at a fair valuation, sufficient to pay its debts generally as they become due; and there are no outstanding charging orders, executions or attachments against the property of Seller or any portion thereof.

            (d) NO FOREIGN STATUS. Seller is not a "foreign person" within the meaning of ss. 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            (e) NOTICE OF ACTIONS. To the best of Lessee's knowledge, Seller has received no written notice of any condemnation, eminent domain proceeding, taking, or any other actions, suits, claims, legal proceedings or any other proceedings currently affecting the Leased Property, or any portion thereof, at law or in equity, and no such proceedings are currently pending or threatened before any court or Governmental Authority.

            (f) TENANTS. Before the Closing Date, no person has any right to use, occupy, or possess any portion of the Leased Property for any purpose, other than Transok, Inc. and its Subsidiaries. Seller has entered into no lease or occupancy agreement of any kind with respect to the Leased Property or any portion thereof.

            (g) HAZARDOUS MATERIAL LIENS. During the period of Seller's ownership of the Leased Property, no Lien has attached to (or been asserted in writing to exist with respect to) the Leased Property by reason of any Governmental Authority expending monies to clean up or remove toxic or Hazardous Materials from the Leased Property.

            (h) SPECIAL TAXES AND ASSESSMENTS. Seller has received no written notice from any government authority of any special tax or assessment to be levied (or proposed to be levied) against the Leased Property.

                                      18

                                   SECTION 5
               COVENANTS OF THE LESSEE AND THE TRANSOK GUARANTOR

      SECTION 5.1 QUALIFICATION TO DO BUSINESS IN OKLAHOMA. After giving effect to the Merger, the Lessee shall remain qualified to do business in the State of Oklahoma.

      SECTION 5.2 FURTHER ASSURANCES. Upon the written request of the Lessor, the Lessee and the Transok Guarantor, at their own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents, to be recorded or filed at such places and times in such manner, as may be necessary to preserve, protect and perfect the interest of the Lessor in the Easements and the Leased Property as contemplated by the Operative Documents and the Operative Loan Documents.

      SECTION 5.3 REPORTS, CERTIFICATES AND OTHER INFORMATION. The Lessee will furnish or cause to be furnished to the Lessor, the Administrative Agent, the Documentation Agent and each Lender from time to time such information concerning the Lessee and its Subsidiaries as the Lessor, any Lender, the Administrative Agent or the Documentation Agent may reasonably request from the Lessee.

      SECTION 5.4 PAYMENT OF FEES. The Lessee and the Transok Guarantor jointly and severally agree to pay to the Lessor at such times and in such amounts the other fees payable to the Lessor in accordance with the fee letter agreement dated the date hereof between the Lessor, the Lessee and the Transok Guarantor, as it may be amended from time to time (the "FEE LETTER AGREEMENT").

      SECTION 5.5 ADDITIONAL REQUIRED APPRAISALS. If, as a result of any change in Applicable Law after the date hereof, an appraisal of all or any of the Leased Property is required under Applicable Law during the Lease Term with respect to any Participant's interest therein, in such Participant's Funded Amount or in the Operative Documents or in the Operative Loan Documents, then the Lessee shall pay the cost of such appraisal.

      SECTION 5.6 TAXES, ASSESSMENTS, ETC. The Lessee covenants that it shall pay when due all taxes, assessments and other governmental charges except as contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

      SECTION 5.7 FULL DISCLOSURE. All factual information furnished by or on behalf of the Lessee or the Transok Guarantor pursuant to this Participation Agreement (i) will be true and accurate (taken as a whole) on the date of which such information is dated or certified and (ii) will not omit any material fact necessary to make such information (taken as a whole) not misleading as of such time.

                          19

      SECTION 5.8 INTELLECTUAL PROPERTY RIGHTS. The Lessee shall preserve, protect and maintain its rights in and to the Intellectual Property Rights in accordance with prudent industry practice, and shall defend and hold harmless each of the Administrative Agent, the Documentation Agent and the Participants from and against any cost, liability or expense arising from any claim of infringement, misuse or misappropriation of any Intellectual Property Rights.

      SECTION 5.9 SEPARATE BUSINESS. The Lessee shall conduct its business as an entity distinct from its Affiliates, including, without limitation, (i) paying its own expenses from its own funds, (ii) maintaining separate books and records, (iii) maintaining and issuing its own financial statements, (iv) maintaining separate assets and liabilities, (v) maintaining adequate capitalization, financing and working capital, (vi) observing corporate formalities, (vii) not commingling assets with those of its Affiliates (except as reasonably required in connection with Tejas' cash management practices) and
(viii) separately entering into and performing contracts.

      SECTION 5.10 RESISTANCE TO REGULATORY CHANGE. If any court or governmental department, commission, board, bureau, agency, instrumentality or authority shall issue, or propose to issue, any order, judgment, rule, regulation or decision, the effect of which is, or which proposes, to rescind, terminate, repeal, invalidate, suspend, enjoin, amend or modify any Operative Document or Operative Loan Document, or any part thereof, then the Lessee promptly shall so notify the Administrative Agent and if such regulatory change, in the opinion of the Agents (in their sole judgment reasonably exercised), could have a Material Adverse Effect, the Administrative Agent shall give the Lessee reasonable notice thereof and the Lessee shall diligently and timely (i) make all filings, (ii) pursue all remedies and appeals and (iii) take such other lawful action, in each case as the Agents (in their sole judgment) determines to be necessary or desirable to prevent such regulatory change from becoming final and non-appealable or otherwise irrevocable, to attempt to prevent or postpone the effectiveness of such regulatory change and to cause such regulatory change to be revoked, amended or modified so as to prevent the occurrence of such Material Adverse Effect. If, no later than ten (10) days after the Administrative Agent so notifies the Lessee, the Lessee notifies the Administrative Agent that it has decided not to pursue any of the actions described in clause (i), (ii) or (iii) immediately above, the Administrative Agent may pursue such actions on behalf of the Lessee, at the Lessee's sole cost and expense.

      SECTION 5.11 REGULATORY APPLICATIONS. The Lessee shall not make any application to or filing with, or take any other action before, the Oklahoma Corporation Commission or any other applicable regulatory body to rescind, terminate, repeal, invalidate, suspend, enjoin, amend or modify any Operative Document or any Operative Loan Document or any term thereof without the prior written consent of the Agents and the Lessor.

      SECTION 5.12 COVENANT OF LESSEE AND TRANSOK GUARANTOR WITH RESPECT TO EXCEPTED PERMITS. To the extent the Lessee fails to hold, own, control, possess, or have the use or benefit of, any Excepted Permits, the Lessee and the Transok Guarantor each covenants that it will use its best efforts to obtain all Excepted Permits for the Lessee as promptly as possible, but in no event later than 60 days from the Closing Date (the 60th day following the Closing

                                      20

Date herein referred to as the "PERMIT DATE"). In the event the Lessee fails to obtain the Excepted Permits as provided herein, the Lessee and Transok covenant that they will promptly effect a merger no later than 15 days from the Permit Date.


                                   SECTION 6
                        TRANSFERS BY LESSOR AND LENDERS

      SECTION 6.1 LESSOR TRANSFERS. The Lessor shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under the Leased Property (except pursuant to ARTICLE VII of the Lease) or any of the Operative Documents or any Operative Loan Documents without the prior written consent of the Required Participants and the Lessee except that without the prior written consent of the Required Participants or the Lessee, the Lessor may assign (reserving all rights of the Lessor to indemnification relating to the period prior to such transfer) all (but not less than all) of its right, title and interest in, to and under the Leased Property, the Easements and the Operative Documents and the Operative Loan Documents to (x) another wholly-owned U.S. subsidiary of Canadian Imperial Bank of Commerce (i) that has a net worth of at least $250,000,000, or (ii) the obligations of which under the Operative Documents and the Operative Loan Documents are guaranteed by the assigning Lessor or another wholly-owned U.S. subsidiary of Canadian Imperial Bank of Commerce having a net worth of at least $250,000,000, or (y) alternatively, a special purpose entity all of the equity of and/or beneficial interest in which is owned by the Lessor or an entity described in the foregoing CLAUSE (X) (PROVIDED, the form of such special purpose entity shall be subject to the approval of the Required Lenders, which approval shall not be unreasonably withheld); PROVIDED that:

            (a) REQUIRED NOTICE AND EFFECTIVE DATE. The Lessor shall give written notice of any such proposed transfer to the Lessee and the Lenders at least ten (10) days prior to such proposed transfer, setting forth the name of such proposed transferee, and the date on which such transfer is proposed to become effective.

            (b) ASSUMPTION OF OBLIGATIONS. Any transfer pursuant to this SECTION 6.1, SECTION 6.2 or SECTION 7.5(I) shall be made pursuant to an agreement satisfactory to the Lessor which shall confirm that, except for a representation and warranty that there are no Lessor Liens on the Leased Property, the transfer is made without recourse to the Lessor and that the Lessor makes no other representation or warranty of any kind to the transferee, and any transferee shall have executed and delivered to the Lessor and the Lessee a letter making the representations set forth in
      SECTION 4.2 as of the date of such transfer, and thereupon the obligations of the transferring Lessor under the Operative Documents and the Operative Loan Documents shall be released; PROVIDED that Lessor shall not make any transfer pursuant to SECTION 6.1, SECTION 6.2 or SECTION 7.5(I) without also transferring the appropriate PRO RATA share of its Borrowings, Notes and Commitments (as such terms are defined in the Credit Agreement) and other interests under the Credit Agreement. Upon any such transfer as above provided, the transferee

                                      21

      shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to all Operative Documents and the Operative Loan Documents to which its transferor was a party, shall be deemed the "Lessor" for all purposes of the Operative Documents and the Operative Loan Documents and shall be deemed to have made that portion of the Fundings pursuant to this Participation Agreement previously made or deemed to have been made by the Lessor; and each reference herein and in the other Operative Documents and the Operative Loan Documents to the "Lessor" shall thereafter be deemed a reference to the transferee for all purposes. Upon any such transfer, the Lessor shall deliver to each Lender and the Lessee a new SCHEDULE 2.2 to the Participation Agreement, revised to reflect the relevant information for such new Lessor and the Commitment of such new Lessor.

            (c) EMPLOYEE BENEFIT PLANS. The Lessor may not make any such assignment, conveyance or transfer to any Person that cannot make the representation in SECTION 4.2(G).

      SECTION 6.2 LESSEE OPTION TO REPLACE LESSOR AND AGENTS. If at any time none of Canadian Imperial Bank of Commerce, Bank of Montreal or any of their Affiliates nor any Affiliate thereof is a Lender Party to the Credit Agreement, the Lessee may (with the consent of the Required Lenders, not to be unreasonably withheld) direct the Lessor to transfer, and the Lessor shall promptly transfer, to a Lender under the Credit Agreement (the "REPLACEMENT LESSOR") that is willing to accept the same, all of the Lessor's right, title, interest, duties and obligations in respect of the Leased Property, the Easements, the Lessor's Invested Amount, the Lease and the other Operative Documents and the Operative Loan Documents (without recourse to the Lessor and reserving all rights of the Lessor to indemnification relating to the period prior to such transfer) for an amount payable to the Lessor in immediately available funds that is equal to the outstanding Lessor's Invested Amount, accrued and unpaid Yield thereon plus all other amounts then owing to the Lessor under the Operative Documents and the Operative Loan Documents and the assumption by such replacement Lessor of the duties and obligations of the Lessor under the Operative Documents and the Operative Loan Documents. If at any time none of Canadian Imperial Bank of Commerce, Bank of Montreal or any of their Affiliates is a Lender party to the Credit Agreement, the Lessee may (with the consent of the Required Lenders, not to be unreasonably withheld) direct any Agent to transfer, and such Agent shall promptly transfer, to a Lender under the Credit Agreement (the "REPLACEMENT AGENT") that is willing to accept the same, all of such Agent's right, title, interest, duties and obligations in respect of the Operative Documents and the Operative Loan Documents (without recourse to such Agent and reserving all rights of such Agent to indemnification relating to the period prior to such transfer) PROVIDED that all amounts then owing to such Agent under the Operative Documents and the Operative Loan Documents are paid in full by the Lessee and such replacement Agent assumes the duties and obligations of such Agent under the Operative Documents and the Operative Loan Documents. As a condition precedent to the effectiveness of such transfers, the Lessee shall have obtained, at its expense, all necessary approvals from Governmental Authorities and other Persons for such transfers and shall have effected, at its expense, all recordings and filings necessary to perfect such transfers. All reasonable and

                                      22

documented expenses of the Lessor and any Agent incurred in connection with such transfers or a transfer by Lessor pursuant to SECTION 7.5(I) shall be reimbursed by the Lessee promptly therefor to the Lessor or such Agent, as the case may be.

      SECTION 6.3 LENDER TRANSFERS. No Lender shall assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any of the Operative Documents or Operative Loan Documents without the prior written consent of the Lessor and the Lessee (such consents not to be unreasonably withheld, but in determining whether or not to grant such consents, the Lessee may consider, without limitation, its interest in the number of Lenders, the size of any Lender's Commitment, the ability of the proposed assignee to satisfy its obligations under the Operative Documents and the Operative Loan Documents and whether such assignment will or may impose increased costs or other indemnities on the Lessee, the Transok Guarantor or any of their respective Subsidiaries) except that (i) without the prior written consent of the Lessor or the Lessee, any Lender may transfer all or any portion of its interest to any other existing Lender and (ii) the prior written consent of the Lessor shall not be required for any transfer by a Lender to a financial institution having a consolidated net worth of at least $100,000,000 as at the end of its most recent fiscal year, and PROVIDED that:

            (a) REQUIRED NOTICE AND EFFECTIVE DATE; ADMINISTRATIVE AGENT'S FEE. The transferor Lender shall give written notice of each such proposed transfer to the Lessee, the Lessor and the Administrative Agent at least fifteen (15) days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Lender, if any, and the date on which such transfer is proposed to become effective. The related Lender shall pay to the Administrative Agent a transfer processing fee of $3,000, except in the case of a transfer directed by the Lessee pursuant to SECTION 7.5(I). All reasonable and documented out-of-pocket costs incurred by the Lessor in connection with any such disposition by such Lender under this SECTION 6.3 shall be borne by such Lender; except in the case of a transfer pursuant to SECTION 7.5(I), in which case such costs shall be paid by Lessee.

            (b) ASSUMPTION OF OBLIGATIONS. Any transfer pursuant to this SECTION
      6.3 or SECTION 7.5(I) shall be made pursuant to an agreement in substantially the form of EXHIBIT 6.3(B) hereto which shall confirm that, except for a representation and warranty that such transferring Lender is the legal and beneficial owner of the interest being assigned by it and that such interest is free and clear of any adverse claim created by such transferring Lender, the transfer is made without recourse to the transferring Lender and that the transferring Lender makes no other representation or warranty of any kind to the transferee, and any transferee pursuant to this SECTION 6.3 shall have executed and delivered to the Lessor and the Lessee a letter making the representations set forth in SECTION 4.3 as of the date of such transfer, and thereupon the obligations of the transferring Lender under the Operative Documents and the Operative Loan Documents shall be proportionately released and reduced to the extent of such transfer; PROVIDED such Lender shall not make any transfer pursuant to the SECTION 6.3 or SECTION 7.5(I) without also transferring the appropriate PRO RATA share of its Borrowings, Notes and

                                      23

      Commitments (as such terms are defined in the Credit Agreement) and other interests under the Credit Agreement. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to all Operative Documents and the Operative Loan Documents to which its transferor was a party, shall be deemed the pertinent "Lender" for all purposes of the Operative Documents and the Operative Loan Documents and shall be deemed to have made that portion of the Fundings pursuant to this Participation Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents and the Operative Loan Documents to the pertinent "Lender" shall thereafter be deemed a reference to the transferee for all purposes. Upon any such transfer, the Administrative Agent shall deliver to each Lender and the Lessee a new
      SCHEDULE 2.2 to the Participation Agreement, revised to reflect the relevant information for such new Lender and the Commitment of such new Lender (and the revised Commitment of the transferor Lender if it shall not have transferred its entire interest); and

            (c) EMPLOYEE BENEFIT PLANS. No Lender may make any such assignment, conveyance or transfer to any Person that cannot make the representation in SECTION 4.3(C); and

            (d) LIMITATION ON LENDER TRANSFERS. Any Lender proposing to transfer its interest may not make any such assignment, conveyance or transfer at any time when there shall have occurred and be continuing any material default of such Lender to the Lessee under this Participation Agreement unless the Lessee shall consent to such transfer; and

            (e) MINIMUM AMOUNT OF LENDER COMMITMENT. No Lender may make any such assignment, conveyance or transfer if, as a consequence thereof, the transferor (if such Lender retains any part of its Commitment) or transferee Lender would have a Commitment (assuming for this purpose no funding by such Lender) of less than $2,000,000.

      SECTION 6.4 RATE QUOTATIONS. Upon the Lessee giving notice pursuant to
SECTION 5.5 of the Lease of its desire to renew the Lease for a first or second Renewal Term, each Participant may, in its sole and absolute discretion, within 30 days thereafter, provide the Lessee with the written quotation described in
Section 5.1 of the Lease.

                                   SECTION 7
                                INDEMNIFICATION

      SECTION 7.1 GENERAL INDEMNIFICATION. The Lessee and the Transok Guarantor jointly and severally agree, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be

                                      24

imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Lease Termination Date, in any way relating to or arising out of: (a) any of the Operative Documents or the Operative Loan Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or (b) the Leased Property or any part thereof or interest therein; (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to Section 11.1 of the Lease), return or other disposition of all or any part or any interest in the Leased Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise),
(2) latent or other defects with respect to the Leased Property, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property, (4) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Leased Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement with respect to the Leased Property, and (6) Claims arising from any public improvements with respect to the Leased Property resulting in any change or special assessments being levied against the Leased Property or any plans existing or proposed on the Closing Date to widen, modify or realign any street or highway adjacent to the Leased Property, or any Claim for utility "tap-in" fees; (d) the offer, issuance, sale or delivery of the Notes; (e) the breach or alleged breach by the Lessee or the Transok Guarantor or any other Obligor of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by it in any Operative Document; (f) the retaining or employment of any broker, finder or financial advisor by the Lessee or the Transok Guarantor or any other Obligor to act on its behalf in connection with this Participation Agreement or the authorization of any broker or financial adviser retained or employed by any other Person (other than an Indemnitee or any member of its Indemnitee Group) so to act, or the incurring of any fees or commissions to which the Lessor might be subjected by virtue of their entering into the transactions contemplated by this Participation Agreement; (g) the existence of any Lien on or with respect to the Leased Property, any Fixed Rent or Additional Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Alterations constructed by the Lessee, except in all cases the Liens listed as items (a) and
(b) in the definition of Permitted Liens; or (h) any act or omission by Seller or its Affiliates under the Purchase Agreement or Easement Agreements and any breach of any requirement, condition, restriction or limitation in the Purchase Agreement or the Easement

                                      25

Agreements; PROVIDED, HOWEVER, the Lessee and the Transok Guarantor shall not be required to indemnify any Indemnitee under this SECTION 7.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee or any member of its Indemnitee Group or the material breach by such Indemnitee of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) any Claim resulting from Lessor Liens which the Lessor Indemnitee Group is responsible for discharging under the Operative Documents, (3) any dispute between any Lenders,
(4) any dispute between any Lender and either Agent, (5) any dispute between the Lessor on the one hand and either Agent and/or any of the Lenders on the other hand, arising from the alleged failure of the Lessor to perform any administrative functions under the Operative Documents or the Operative Loan Documents (including the giving of notices and the distribution of funds received), and (6) any claims, losses or other liabilities referred to in
SECTION 7.2 (whether or not covered by SECTION 7.2). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document or Operative Loan Document.

      SECTION 7.2 ENVIRONMENTAL INDEMNITY. Without limitation of SECTION 7.1, the Lessee and the Transok Guarantor hereby jointly and severally agree to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of the Leased Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of (i) the presence on or under the Leased Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto the Leased Property, (ii) any activity, including, without limitation, construction, carried on or undertaken on or off the Leased Property, and whether by the Lessee, the Transok Guarantor or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee, the Transok Guarantor or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Leased Property, (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, (iv) any claim concerning lack of compliance with Environmental Laws with respect to the Leased Property, or any act or

                                      26

omission causing an environmental condition that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or (v) any residual contamination on or under the Leased Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances; in any case arising or occurring (w) prior to or during the Lease Term, (x) at any time during which the Lessee or the Transok Guarantor or any Affiliate thereof owns any interest in or otherwise occupies or possesses the Leased Property or any portion thereof, (y) during any period after and during the continuance of any Event of Default, or (z) during any period of six months following the date an Indemnitee takes possession of the Leased Property, PROVIDED, HOWEVER, the Lessee and the Transok Guarantor shall not be required to indemnify any Indemnitee under this
SECTION 7.2 for any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document or Operative Loan Document.

      SECTION 7.3 PROCEEDINGS IN RESPECT OF CLAIMS. With respect to any amount that the Lessee or the Transok Guarantor is requested by an Indemnitee to pay by reason of SECTION 7.1 or 7.2, such Indemnitee shall, if so requested by the Lessee or the Transok Guarantor and prior to any payment, submit such additional information to the Lessee or the Transok Guarantor as the Lessee or the Transok Guarantor may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

      In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Lessee or the Transok Guarantor of the commencement thereof, and the Lessee or the Transok Guarantor shall be entitled, at its expense, to participate in, and, to the extent that the Lessee or the Transok Guarantor desires to, assume and control the defense thereof; PROVIDED, HOWEVER, that the Lessee or the Transok Guarantor shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and, the Lessee shall keep such Indemnitee fully apprised of the status of such action suit or proceeding and shall provide such Indemnitee with all information with respect to such action suit or proceeding as such Indemnitee shall reasonably request, and, PROVIDED FURTHER, that the Lessee and the Transok Guarantor shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property or any part thereof unless the Lessee and the Transok Guarantor shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee and the Transok Guarantor which the Lessee and the Transok Guarantor and the

                                      27

Indemnitee have been unable to sever from the indemnified claim(s), or (C) such proceedings involve Claims for criminal liability; (D) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee or the Transok Guarantor in accordance with the foregoing. The Lessee and the Transok Guarantor shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under
SECTION 7.1 or 7.2 without the prior written consent of the Indemnitee which consent shall not be unreasonably withheld.

      Each Indemnitee shall at the expense of the Lessee and the Transok Guarantor supply the Lessee and the Transok Guarantor with such information and documents reasonably requested by the Lessee and the Transok Guarantor as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by SECTION 7.1 or 7.2. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 7.1 or 7.2 without the prior written consent of the Lessee or the Transok Guarantor, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under
SECTION 7.1 or 7.2 with respect to such Claim, unless such Claim involves potential criminal liability.

      Upon payment in full of any Claim by the Lessee or the Transok Guarantor, as the case may be, pursuant to SECTION 7.1 or 7.2 to or on behalf of an Indemnitee, the Lessee or the Transok Guarantor, as the case may be, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee or the Transok Guarantor, as the case may be, and give such further assurances as are necessary or advisable to enable the Lessee or the Transok Guarantor, as the case may be, vigorously to pursue such claims.

      Any amount payable to an Indemnitee pursuant to SECTION 7.1 or 7.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by evidence of Indemnitee's payment of, or obligation to pay, the amount so payable, and a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable and, if requested by the Lessee or the Transok Guarantor, as the case may be, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee or the Transok Guarantor, as the case may be, and the Indemnitee at the expense of the Lessee and the Transok Guarantor.

      SECTION 7.4 GENERAL TAX INDEMNITY. (a) Except as otherwise provided in this SECTION 7.4, the Lessee shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without

                                      28

limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "TAXES" and individually as a "TAX" (for the purposes of this SECTION 7.4, the definition of "Taxes" includes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document or Operative Loan Document)) imposed on or with respect to any Tax Indemnitee, the Lessee, the Leased Property or any portion thereof or the Leased Property, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of the Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Fixed Rent or Additional Rent or the receipts or earnings arising from or received with respect to the Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes or any other Operative Documents or Operative Loan Documents, (iv) the Leased Property, or any part thereof or any interest therein, (v) all or any of the Operative Documents or Operative Loan Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

            (b) EXCLUSIONS FROM GENERAL TAX INDEMNITY. SECTION 7.4(A) shall not apply to: (i) Taxes on, based on, or measured by or with respect to net income of the Lessor and the Lenders (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental or property Taxes, (B) withholding Taxes imposed by the United States (i) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the date on which the holder of such Note became the holder of such Note or (ii) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Notes, and (C) any increase in any franchise taxes based on or otherwise measured by net income, estate, inheritance, transfer, income tax or gross income or gross receipts tax in lieu of net income over the term of the Lease, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on each Closing Date the Lessor and the Lenders had advanced funds to the Lessee in the form of a loan secured by the Leased Property in an amount equal to the Funded Amounts funded on such Closing Date, with debt service for such loan equal to the Fixed Rent payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Funded Amounts at the end of the Lease Term;
(ii) Taxes on, based on, or in the nature of or measured by Taxes on doing business, business privilege,

                                      29

capital, capital stock, net worth, or mercantile license or similar taxes other than (A) any increase in such Taxes imposed on such Tax Indemnitee by the State of Oklahoma, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if the Lessor and the Lenders had advanced funds to the Lessee in the form of a loan secured by the Leased Property in an amount equal to the Funded Amounts, with debt service for such loan equal to the Fixed Rent payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Funded Amounts at the end of the Lease Term, or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes; (iii) Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Lessor, Administrative Agent or Documentation Agent (in their respective individual capacities); (iv) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earliest of (A) the expiration of the Lease Term with respect to the Leased Property and, if the Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the Lessee's obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to the Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earliest of such times or are imposed on or with respect to any payments due under the Operative Documents or Operative Loan Documents after such expiration or discharge; (v) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition by such Tax Indemnitee or any related Tax Indemnitee of any interest in the Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents or Operative Loan Documents or any Notes, or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the property by the Lessee shall not be treated as a voluntary action of any Tax Indemnitee, (B) any sale or transfer resulting from the exercise by the Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease, and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease; (vi) any Tax which is being contested in accordance with the provisions of SECTION 7.4(B), during the pendency of such contest; (vii) any Tax that is imposed on an Indemnified Person as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to Lessor solely by reason of its interest in the Leased Property); (viii) any Tax that results from a Tax Indemnitee engaging, with respect to the Leased Property, in transactions other than those permitted by the Operative Documents or the Operative Loan Documents; (ix) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return that it is required to file in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents or the Operative Loan Documents in circumstances where Lessee did not give timely notice to Lessor (and Lessor otherwise had no actual knowledge) of such filing requirement that would have permitted a proper and timely filing of such return or (B) results from the failure of Lessee to supply information necessary for the proper and timely filing of such return that was not in the possession of Lessor.

                                      30

            (c) CONTESTS. If any Claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessee may have an indemnity obligation pursuant to SECTION 7.4, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessee may have an indemnity obligation pursuant to SECTION 7.4 may be payable, such Tax Indemnitee shall promptly give written notice thereof to the Lessee. The Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; PROVIDED, HOWEVER, that the Lessee shall have acknowledged in writing if the contest is unsuccessful its obligation to fully indemnify such Tax Indemnitee in respect of such action, suit or proceeding; and, PROVIDED FURTHER, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of the Lessee, on behalf of the Lessee) if and to the extent that, (A) in the reasonable opinion of such Tax Indemnitee, such action, suit or proceeding involves any meaningful risk of imposition of criminal liability or any material risk of material civil liability on such Tax Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property or any part thereof unless the Lessee shall have posted a bond or other security satisfactory to the relevant Tax Indemnities in respect to such risk, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Tax Indemnitee have been unable to sever from the indemnified claim(s), (C) an Event of Default has occurred and is continuing, (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the matters for which indemnity is provided under SECTION 7.4, and if determined adversely, could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessee or (E) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to the Tax Indemnitee stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful, PROVIDED, HOWEVER, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Tax Indemnitee in accordance with the foregoing.

      Each Tax Indemnitee shall at the Lessee's expense supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this SECTION 7.4. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this SECTION 7.4 without the prior written consent of the Lessee, which consent

                                      31

shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified under this SECTION 7.4 with respect to such Claim.

      Notwithstanding anything contained herein to the contrary, (a) a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this SECTION 7.4 with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (b) no Tax Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of Lessee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and the Lessee shall consult in good faith with each other regarding the conduct of such contest controlled by either.

            (d) REIMBURSEMENT FOR TAX SAVINGS. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by Lessee pursuant to this SECTION
7.4 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by the Lessee pursuant to this SECTION 7.4, such Tax Indemnitee at any time realizes a reduction in any Taxes for which Lessee is not required to indemnify such Tax Indemnitee pursuant to this SECTION 7.4, which reduction in Taxes was not taken into account in computing such payment by the Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to the Lessee (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; PROVIDED that no such payment shall be made so long as an Event of Default shall have occurred and be continuing and, PROVIDED, FURTHER, that the amount payable to the Lessee by any Tax Indemnitee pursuant to this SECTION 7.4(D) shall not at any time exceed the aggregate amount of all indemnity payments made by the Lessee under this SECTION 7.4 to such Tax Indemnitee and all related Tax Indemnitees with respect to the Taxes which gave rise to a credit or refund or with respect to the Tax which gave rise to a reduction in Taxes less the amount of all prior payments made to the Lessee by such Tax Indemnitee and related Tax Indemnitees under this SECTION 7.4(D). Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Lessee pursuant to this SECTION 7.4 and to maximize the amount of any Tax savings available to it. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to the Lessee under this SECTION 7.4(D) shall be treated as a Tax for which the Lessee is obligated to indemnify such Tax Indemnitee hereunder.

            (e) PAYMENTS. Any Tax indemnifiable under this SECTION 7.4 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to SECTION 7.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee

                                      32

accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to SECTION 7.4 shall be made directly to the Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessee is required to pay, Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or, if a receipt is not available, such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

            (f) REPORTS. If the Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this SECTION 7.4, the Lessee shall, if the Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the Leased Property in the Lessee); PROVIDED, HOWEVER, that if the Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, the Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably available to the Lessee.

            (g) VERIFICATION. At the Lessee's request, the amount of any indemnity payment by the Lessee or any payment by a Tax Indemnitee to the Lessee pursuant to this SECTION 7.4 shall be verified and certified by an independent public accounting firm selected by the Lessee and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in Lessee's favor of 15% or more (in which event the Tax Indemnitee shall bear the costs of such verification), the costs of such verification shall be borne by the Lessee. In no event shall the Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, PROVIDED that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Participation Agreement and that matters of interpretation of this Participation Agreement are not within the scope of the independent accounting firm's responsibilities.

      SECTION 7.5  INCREASED COSTS, ETC.

            (a) INCREASED CAPITAL COSTS. If any Regulatory Change imposes, modifies, or deems applicable any capital adequacy, capital maintenance, or similar requirement (including a request or requirement which affects the manner in which any Participant allocates capital resources to its commitments, including its Commitments hereunder) and as a result thereof, in

                                      33

the opinion of such Participant, the rate of return on such Participant's capital as a consequence of its Commitments or the Funded Amounts made available by such Participant is reduced to a level below that which such Participant could have achieved but for such circumstances, then and in each such case upon notice from time to time by such Participant to the Lessee, the Lessee shall within (15) days after demand (which demand shall be accomplished by a certificate setting forth the basis of such demand and including calculations in reasonable detail), pay (without duplication of costs paid pursuant to SECTIONS 7.5(D) and 7.5(F)) to such Participant such additional amount or amounts as shall compensate such Participant for such reduction in rate of return. Each Participant, upon determining in good faith that any additional amounts are payable pursuant to this SECTION 7.5(A), will give prompt written notice thereof to the Lessee with a copy to the Administrative Agent, PROVIDED that the failure to give any such notice shall not release or diminish the Lessee's obligations to pay additional amounts pursuant to this SECTION 7.5(A); PROVIDED FURTHER, HOWEVER, that the Lessee shall not be obligated to pay additional amounts attributable to such reduction under this SECTION 7.5(A) in respect of time periods more than 180 days prior to the receipt by the Lessee of the certificate referred to in the preceding sentence. Any certificate of any Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be rebuttable presumptive evidence of such cost and amount. In determining such amount, any Participant may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

            (b) EURODOLLAR DEPOSITS UNAVAILABLE OR EURODOLLAR INTEREST RATE UNASCERTAINABLE. In the event that, prior to any Eurodollar Period Commencement Date in respect of any Eurodollar Funded Amounts, the Administrative Agent shall have determined (which determination shall be conclusive and binding on all parties hereto) that Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for such Eurodollar Funded Amounts are not available to the Participants in the interbank Eurodollar market or that, by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Interest Rate applicable to such Eurodollar Interest Period or the Required Participants advise the Administrative Agent that the Eurodollar Interest Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Required Participants of maintaining or funding Eurodollar Funded Amounts for the relevant Eurodollar Interest Period, the Administrative Agent shall promptly give notice of such determination to the Lessee and the Participants and (i) any outstanding Eurodollar Funded Amounts (unless the Administrative Agent subsequent to such determination of unavailability shall determine that such Dollar deposits are again available) shall be converted, without any notice to or from the Lessee, into Domestic Funded Amounts on the last day of the then current Eurodollar Interest Period for any outstanding Funded Amounts, and (ii) the obligation of the Participants to make or maintain Eurodollar Funded Amounts shall forthwith terminate, provided that if circumstances subsequently change so that the Participants shall not continue to be so affected, the Participants shall by notice to the Lessee reinstate their obligations to make, convert, maintain or continue Domestic Funded Amounts as, or into, Eurodollar Funded Amounts.

                                      34

            (c) CHANGES IN LAW RENDERING EURODOLLAR LENDING UNLAWFUL. In the event that any change in (including the adoption of any new) applicable Laws or regulations, or in the interpretation or application thereof by any governmental or other regulatory authority charged with the administration thereof, should make it unlawful for any Participant to make, continue or maintain any Funded Amount as, or to convert any Funded Amount to, a Eurodollar Funded Amount, the Commitment of such Participant to make, continue and maintain any Funded Amount as, and to convert any Funded Amount to, a Eurodollar Funded Amount shall, upon the happening of such event, forthwith terminate and such Participant shall, by written notice to the Lessee, declare that such Commitment has so terminated; and if any such change or adoption shall make it unlawful for such Participant to maintain any Eurodollar Funded Amount made by it hereunder, such Participant shall, upon the happening of such event, notify the Lessee thereof in writing stating the reasons therefor, and the Lessee shall, at the maturity thereof (or such earlier date as may be required by the relevant law, regulation, interpretation or application), repay such Eurodollar Funded Amount with respect to such Participant in full. Upon the happening of any such event, such Eurodollar Funded Amount shall automatically convert to a Domestic Funded Amount at the end of the current Eurodollar Interest Period with respect thereto (or such earlier date as may be required by the relevant law, regulation, interpretation or application) provided that if circumstances subsequently change so that such Participant shall not continue to be so affected, such Participant shall by notice to the Lessee reinstate its obligations to make, convert, maintain or continue Funded Amounts as, or into, Eurodollar Funded Amounts.

            (d) SPECIAL FEES IN RESPECT OF RESERVE REQUIREMENTS. With respect to Eurodollar Funded Amounts, the Lessee agrees to pay to each Participant on appropriate Rent Payment Dates, as additional interest or additional Yield, such amounts as will compensate such Participant for any cost to such Participant, from time to time, of any reserve, special deposit, special assessment or similar capital requirements against assets of, deposits with or for the account of, or credit extended by, such Participant which are imposed on, or deemed applicable by, such Participant, from time to time, under or pursuant to (i) any Law, treaty, regulation or directive now or hereafter in effect (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the definition of Eurodollar Interest Rate in APPENDIX A), (ii) any interpretation or application thereof by any governmental authority, agency or instrumentality charged with the administration thereof or by any court, central bank or other fiscal, monetary or other authority having jurisdiction over the Eurodollar Funded Amounts or the office of such Participant where its Eurodollar Funded Amounts are lodged, or (iii) any requirement imposed or requested by any court, governmental authority, agency or instrumentality or central bank, fiscal, monetary or other authority, whether or not having the force of law. A certificate as to the amount of any such cost or any change therein (including calculations, in reasonable detail, showing how such Participant computed such cost or change) shall be promptly furnished by such Participant to the Lessee and, in the absence of manifest error, shall be rebuttable presumptive evidence of such cost or change. The Lessee will not be responsible for paying any amounts pursuant to this SECTION 7.5(D) accruing prior to 180 days prior to the receipt by the Lessee of the certificate referred to in the preceding sentence. Within fifteen (15) days after such certificate is furnished

                                      35

to the Lessee, the Lessee will pay directly to such Participant such additional amount or amounts as will compensate such Participant for such cost or change.

            (e) REASONABLE EFFORTS. Each Participant agrees that it will use all reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Lessee of any additional amounts under SECTION 7.5(D) or SECTION 7.5(F) or the subjecting of any payment by the Lessee to any withholding tax, and that it will, as promptly as practicable, notify the Lessee of the existence of any event which will require the payment by the Lessee of any such additional amounts or the subjecting of any payment by the Lessee to any withholding tax; PROVIDED, HOWEVER, that the foregoing shall not in any way affect the rights of any Participant or the obligations of the Lessee under said Sections, and PROVIDED FURTHER that no Participant shall be obligated to make its Eurodollar Funded Amounts hereunder at any office located in the United States of America, and PROVIDED FURTHER that no Participant shall be required to use any such efforts that are disadvantageous to such Participant in the sole opinion of such Participant.

            (f) INCREASED COSTS. If (i) Regulation D of the Board of Governors of the Federal Reserve System, or (ii) after the date hereof, the adoption of any applicable Law or treaty or any change in any applicable Law or treaty or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant (or any Eurodollar Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall subject any Participant (or any Eurodollar Office of such Participant) to any tax, levy, impost, fee, duty, assessment or other charge with respect to its Eurodollar Funded Amounts, its Notes or its obligation to make Eurodollar Funded Amounts, or shall change the basis of taxation of payments to any Participant of the principal of or interest or Yield on its Eurodollar Funded Amounts or any other amounts due under this Agreement or any other Operative Document or Operative Loan Document in respect of its Eurodollar Funded Amounts or its obligation to make Funded Amounts (except for changes in the rate of tax imposed on or measured by the overall net income or receipts of such Participant or its Eurodollar Office imposed by the jurisdiction in which such Participant's principal office or its Eurodollar Office is located); or (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of the Eurodollar Interest Rate pursuant to APPENDIX A), special deposit, special assessment or similar capital requirement against assets of, deposits with or for the account of, or credit extended by, any Participant (or any Eurodollar Office of such Participant); or (iii) shall impose on any Participant (or its Eurodollar Office) any other condition affecting this Agreement or any other Operative Document or Operative Loan Document, its Eurodollar Funded Amounts, its Notes or its obligation to make Funded Amounts, and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Participant (or any Eurodollar Office of such Participant) of making or maintaining any Eurodollar Funded Amount, or to reduce the amount of any sum received or receivable by such Participant (or any Eurodollar Office of such Participant) under this Agreement or under its Notes with respect thereto, then within fifteen (15) days after demand by such Participant (which

                                      36

demand shall be accompanied by a certificate setting forth the basis of such demand and including calculations in reasonable detail), the Lessee shall pay directly to such Participant such additional amount or amounts as will compensate such Participant for such costs or expenses. The Lessee will not be responsible for paying any amounts pursuant to this SECTION 7.5(F) accruing prior to 180 days prior to the receipt by the Lessee of the certificate referred to in the preceding sentence. Any certificate as to any such cost or expense submitted by such Participant to the Lessee shall be rebuttable presumptive evidence of such cost or expense. In determining such amount, any Participant may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

            (g) DISCRETION OF THE PARTICIPANTS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Participant shall be entitled to fund and maintain its funding of all or any part of its Funded Amounts in any manner it sees fit, it being understood, however, that for the purposes of this Participation Agreement and each other Operative Document and Operative Loan Document all determinations hereunder shall be made as if such Participant had actually funded and maintained each Eurodollar Funded Amount during each Eurodollar Interest Period for such Eurodollar Funded Amount through the purchase of deposits having a maturity corresponding to such Eurodollar Interest Period and bearing an interest rate equal to the Eurodollar Interest Rate for such Eurodollar Interest Period. It is understood by the parties hereto that this SECTION 7.5(G) is not intended to, nor shall it be construed so as to, relieve any Participant of any obligation to make Funded Amounts available hereunder pursuant to the other provisions of this Agreement.

            (h) EURODOLLAR FUNDED AMOUNT-RELATED INDEMNIFICATION PROVISIONS. UPON DEMAND BY ANY PARTICIPANT, THE LESSEE SHALL INDEMNIFY SUCH PARTICIPANT AGAINST ANY ACTUAL LOSS OR EXPENSE WHICH SUCH PARTICIPANT MAY SUSTAIN OR INCUR (BUT NOT ANY PENALTY OR PREMIUM), AS A CONSEQUENCE OF (I) THE LESSEE'S FAILURE TO PAY RENT WITH RESPECT TO ANY EURODOLLAR FUNDED AMOUNTS ON THE DUE DATE THEREOF, (II) ANY PAYMENT OR PREPAYMENT (MANDATORY OR OPTIONAL) OF RENT WITH RESPECT TO A EURODOLLAR FUNDED AMOUNT BY THE LESSEE ON ANY DATE OTHER THAN ON THE LAST DAY OF ANY RELEVANT EURODOLLAR INTEREST PERIOD, (III) ANY FAILURE BY THE LESSEE TO PREPAY RENT WITH RESPECT TO A EURODOLLAR FUNDED AMOUNT ON THE DATE FOR SUCH PREPAYMENT SPECIFIED IN THE RELEVANT NOTICE OF PREPAYMENT MADE BY THE LESSEE TO THE ADMINISTRATIVE AGENT, (IV) ANY CONVERSION ON ANY DATE OTHER THAN ON THE LAST DAY OF ANY RELEVANT EURODOLLAR INTEREST PERIOD BY REASON OF THE OPERATION OF SECTION 7.5(B) OR 7.5(C), OR (V) SUCH PARTICIPANT'S BEING REPLACED PURSUANT TO SECTION 7.5(F), INCLUDING IN ALL INSTANCES, BUT NOT LIMITED TO, ANY LOSS OR EXPENSE SUSTAINED OR INCURRED IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES ACQUIRED TO EFFECT, FUND OR MAINTAIN SUCH EURODOLLAR FUNDED AMOUNTS OR ANY PART THEREOF. A certificate from a Participant as to the amount of any such loss or expense to such Participant, specifying the basis upon which such loss or expense is computed (and including calculations in reasonable detail), shall, in the absence of manifest error, be rebuttable presumptive evidence of such loss or expense. Within fifteen (15) days after such certificate is furnished to the Lessee, the Lessee will pay directly to such Participant such additional amount or amounts as will compensate such Participant for such loss or expense.

                                      37

            (i) REPLACEMENT OF PARTICIPANT ON ACCOUNT OF INCREASED COSTS, EURODOLLAR LENDING UNLAWFUL, RESERVE REQUIREMENTS, TAXES, ETC. If any Participant is owed increased costs under SECTION 7.5(A) above, if any Participant shall claim the inability to make or maintain Funded Amounts pursuant to SECTION 7.5(C) above, if any Participant is owed any cost or expense pursuant to SECTION 7.5(D) or 7.5(F) above, or if any payment to any Participant by the Lessee is subject to any withholding tax pursuant to SECTION 8.13 the Lessee shall have the right, if no Event of Default or Default then exists, to replace such Participant with another bank or financial institution PROVIDED that (i) if it is not a Participant or an affiliate thereof, such bank or financial institution shall be reasonably acceptable to the Agents and (ii) such bank or financial institution shall unconditionally offer in writing (with a copy to the Administrative Agent and the Documentation Agent) to purchase, in accordance with SECTION 6.1 or 6.3, as applicable, all of such Participant's rights and obligations under this Participation Agreement and the other Operative Documents and Operative Loan Documents, without recourse or expense to, or warranty by, such Participant being replaced for a purchase price equal to the Participant Balance of such Participant to the date of such purchase on a date therein specified. If such Participant accepts such purchase offer and such purchase is consummated, the Lessee shall be obligated to pay, simultaneously with such purchase and sale, the increased costs, amounts, expenses and taxes under SECTIONS 7.5(A), 7.5(C), 7.5(D) and 7.5(F), all breakage fees payable under SECTION 7.5(H), all withholding tax pursuant to SECTION 8.13 and all other costs, fees and expenses payable to such Participant hereunder, to the date of such purchase as well as all other amounts due and payable to or for the benefit of such Participant under the Operative Documents and Operative Loan Documents; PROVIDED, that (x) if such Participant accepts such an offer and such bank or financial institution fails to purchase such rights and obligations on such specified date in accordance with the terms of such offer, the Lessee shall continue to be obligated to pay the increased costs, amounts, expenses and taxes under SECTIONS 7.5(A), 7.5(C), 7.5(D), 7.5(F) and 8.13, to such Participant and
(y) if such Participant fails to accept such purchase offer, the Lessee shall not be obligated to pay such Participant such increased costs pursuant to SECTIONS 7.5(A), 7.5(C), 7.5(D), 7.5(F) and 8.13 from and after the date of such purchase offer.

      SECTION 7.6 END OF TERM INDEMNITY. In the event that at the end of the Lease Term: (i) the Lessee elects the option set forth in Section 11.1 of the Lease, and (ii) after the Lessor receives the sales proceeds from the Leased Property under Section 11.1 of the Lease together with the Lessee's payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then the Lessor may obtain, at the Lessee's sole cost and expense, a report from the Appraiser (or, if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor) in form and substance satisfactory to Lessor (the "REPORT") to establish the reason for any decline in value of the Leased Property from that anticipated for such date in the Appraisal delivered on the Closing Date. The Lessee and the Transok Guarantor shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that the Report indicates that such decline was due to (w) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all applicable laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the power of the Lessee or the Transok Guarantor to control or effect which the Appraiser or the Report deems to be beyond

                                      38

ordinary wear and tear, or (x) any Alteration made to, or any rebuilding of, the Leased Property or any part thereof by the Lessee, or (y) any restoration or rebuilding carried out by the Lessor or any condemnation of any portion of the Leased Property pursuant to Article XIII of the Lease, or (z) any use of the Leased Property or any part thereof by the Lessee other than as gas processing plants.

      SECTION 7.7 MAXIMUM INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Lessee to each Participant under this Participation Agreement and the other Operative Documents and Operative Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Participant limiting rates of interest or yield which may be charged or collected by such Participant. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to a Participant then, in that event, notwithstanding anything to the contrary in this Participation Agreement, it is agreed as follows: (i) the provisions of this SECTION 7.7 shall govern and control; (ii) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Participation Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Participation Agreement by such Participant shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Participant herein called the "HIGHEST LAWFUL RATE"), and any excess shall be credited to the Lessee by such Participant (or, if such consideration shall have been paid in full, such excess refunded to the Lessee); (iii) all sums paid, or agreed to be paid, to such Participant for the use, forbearance and detention of any indebtedness of the Lessee to such Participant hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of any such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (iv) if at any time the fixed Rent provided pursuant to Section 4.1 of the Lease together with Additional Rent and any other fees payable pursuant to this Participation Agreement, the Lease and the other Operative Documents and Operative Loan Documents and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of Rent and any such Additional Rent and fees to accrue to such Participant pursuant to this Participation Agreement, the Lease and the other Operative Documents and Operative Loan Documents shall be limited, notwithstanding anything to the contrary in this Participation Agreement to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the Rent to accrue to such Participant pursuant to this Participation Agreement, the Lease and the other Operative Documents and Operative Loan Documents below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Participation Agreement, the Lease and the other Operative Documents and Operative Loan Documents and such fees deemed to be interest equals the amount of Rent which would have accrued to such Participant if a varying rate per annum equal to the Fixed Rent provided pursuant to Section 4.1 of the Lease had at all times been in effect, PLUS the amount of fees which would have been received

                                      39

but for the effect of this SECTION 7.7. For purposes of Article 5069-1.04, Vernon's Texas Civil Statutes, as amended, to the extent, if any, applicable to a Participant, the Lessee agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in said Article, provided that such Participant may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Participant if greater. Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Participation Agreement, the Lease or any other Operative Document or Operative Loan Document.

                                   SECTION 8
                                 MISCELLANEOUS

      SECTION 8.1 SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents and Operative Loan Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Participation Agreement and any of the Operative Documents or Operative Loan Documents, the transfer of the Leased Property and the granting of the Easements to the Lessor as provided herein (and shall not be merged into the Bill of Sale), any disposition of any interest of the Lessor in the Leased Property, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents or Operative Loan Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents or Operative Loan Documents.

      SECTION 8.2 NOTICES, DEMANDS, INSTRUCTIONS AND OTHER COMMUNICATIONS. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telecopier and shall be deemed to be given for purposes of this Participation Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this SECTION 8.2; provided, however, that the Funding Request shall not become effective until actually received by the Administrative Agent. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this SECTION 8.2, notices, demands, instructions and other communications shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on SCHEDULE 8.2.

      SECTION 8.3 COUNTERPARTS. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 8.4 AMENDMENTS. No Operative Document or Operative Loan Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with

                                      40

respect to the Lessee, the Transok Guarantor, the Administrative Agent, the Documentation Agent or any Participant, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessee, the relevant Guarantor, the Administrative Agent or the Documentation Agent, with the written agreement or consent of such party, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Participants, with the written agreement or consent of the Required Participants; PROVIDED, HOWEVER, that (x) notwithstanding the foregoing provisions of this Section 8.4, the consent of each Participant affected thereby shall be required for any amendment, modification or waiver directly: (i) modifying any of the provisions of this SECTION 8.4, changing the definition of "REQUIRED PARTICIPANTS", or "REQUIRED LENDERS" or increasing the Commitment of such Participant (it being understood that, without in any way limiting the meaning of the phrase "Participant affected thereby", a Participant shall be deemed a "Participant affected thereby" if there is an increase in another Participant's Commitment unless the Operative Documents or Operative Loan Documents are simultaneously amended so that the amounts payable thereunder are commensurately increased to the extent advances of Fundings are made under such increased Commitment); (ii) amending, modifying, waiving or supplementing any of the provisions of Section 3 of the Loan Agreement or the representations of such Participant in SECTION 4.2 or 4.3 or the covenants of such Participant in
SECTION 5 of this Participation Agreement; (iii) reducing any amount payable to such Participant under the Operative Documents or Operative Loan Documents or extending the time for payment of any such amount, including, without limitation, any Rent, any Funded Amount, any fees, any indemnity, the Lease Balance, any Participant Balance, Recourse Deficiency Amount, interest or Yield; or (iv) consenting to any assignment of the Lease, releasing any of the collateral assigned to the Administrative Agent or any of the Lenders pursuant to the Assignment of Lease and Rents (but excluding a release of any rights that the Lenders may have in the Leased Property as contemplated in the definition of "Release Date") releasing the Lessee from its obligations in respect of the payments of Rent and the Lease Balance, releasing any Guarantor from its obligations under its Guaranty or the other Operative Documents or changing the absolute and unconditional character of any such obligation; and (y) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor and the Required Lenders, be made to the Lease, SECTION 3.1, 3.2, 3.3, 4.1(I), 4.1(J), 5.4 or 5.6 of this
Participation Agreement or the definition of "CREDIT AGREEMENT DEFAULT"; (z) subject to the foregoing CLAUSES (X) and (Y), the Lessor and the Required Lenders may amend, supplement, waive or modify any terms of the Loan Agreement, the Notes, and the Assignment of Lease and Rents without the consent of the Lessee or the Transok Guarantor so long as such amendment, supplement, waiver or modification does not reduce the Commitments or increase any Rent or the Lease Balance or accelerate the scheduled date of any payment of Rent or the Lease Balance, PROVIDED that, so long as no Event of Default has occurred and is continuing, the Loan Agreement shall not be modified in a manner adversely affecting the Lessee and the Guarantors without the consent of the Lessee and the Guarantors (such consent not to be unreasonably withheld or delayed), and PROVIDED FURTHER, no amendment to the Loan Agreement shall have the effect of expanding the remedies of Lessor set forth at Section 17.1 of the Lease; the Lessor and the Lessee may amend, supplement, waive or modify any terms of the Lease without the consent of the Lenders, except for Articles XI and XIII of the Lease and Sections 5.3 and 5.4 of the Lease and except as provided in CLAUSE
(X);

                                      41

except as provided for in the first clause of this ITEM (Z), no amendment, modification or waiver of any Operative Document or Operative Loan Document which would increase or otherwise adversely affect a Guarantor's liability under its Guaranty shall become effective until such time as Lessor has received, in form and substance reasonably satisfactory to Lessor, a written consent of such Guarantor to such amendment, modification or waiver.

      SECTION 8.5 HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

      SECTION 8.6 PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto, their successors are permitted assigns.

      SECTION 8.7 GOVERNING LAW. THIS PARTICIPATION AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      SECTION 8.8  EXPENSES.

            (a) EXPENSES OF LESSOR, ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT. The reasonable fees, expenses and disbursements (including reasonable counsel fees) of the Lessor, the Administrative Agent, the Documentation Agent and each of the Lenders in connection with the Operative Documents and Operative Loan Documents shall be paid by the Lessee as Additional Rent upon demand therefor by the Lessor.

            (b) AMENDMENTS, SUPPLEMENTS AND APPRAISAL. Whether or not the transactions herein contemplated are consummated, the Lessee agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Lessor, the Administrative Agent, the Documentation Agent and each of the Lenders in connection with the preparation, execution and delivery of the Operative Documents and Operative Loan Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable and documented fees and disbursements of Mayer, Brown & Platt) and of the Lessor, the Administrative Agent, the Documentation Agent and each of the Lenders in connection with the enforcement of the Operative Documents and Operative Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable and documented fees and disbursements of counsel for the Lessor, the Administrative Agent, the Documentation Agent and for each of the Lenders). The Administrative Agent, the Lessor, each Lender and the Documentation Agent agree to the extent feasible, and to the extent a conflict of interest does not exist in the reasonable opinion of the Administrative Agent, the Lessor, any Lender, the Documentation Agent or their counsel, to use the same single counsel

                                      42

(i.e. one law firm) in connection with the foregoing, to the extent they seek reimbursement for the expenses thereof from the Lessee.

      SECTION 8.9 SEVERABILITY. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 8.10 LIABILITIES OF THE PARTICIPANTS. No Participant shall have any obligation to any other Participant or to the Lessee, the Administrative Agent or the Documentation Agent with respect to the transactions contemplated by the Operative Documents and Operative Loan Documents except those obligations of such Participant expressly set forth in the Operative Documents and Operative Loan Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents or Operative Loan Documents except as otherwise so set forth. No Lender shall have any obligation or duty to the Lessee, any other Participants, any Agent or any other Person with respect to the transactions contemplated hereby except to the extent expressly set forth in this Participation Agreement or the Loan Agreement. No Lender shall be liable for the performance by any other Lender of such other Lenders obligations hereunder, the obligations of each Lender being taken severally and not jointly with any other Lender.

      SECTION 8.11 SUBMISSION TO JURISDICTION; WAIVERS. Each party hereto hereby irrevocably and unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document or Operative Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in SCHEDULE 8.2 or at such other address of which the other parties hereto shall have been notified pursuant to SECTION 8.2; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

      SECTION 8.12 LIABILITIES OF THE AGENTS. Neither the Administrative Agent nor the Documentation Agent shall have any duty, liability or obligation to any party to this Participation Agreement with respect to the transactions contemplated hereby except those duties, liabilities or obligations expressly set forth in this Participation Agreement or the Loan Agreement, and

                                      43

any such duty, liability or obligation of any Agent shall be as expressly limited by this Participation Agreement or the Loan Agreement, as the case may be.

      SECTION 8.13 WITHHOLDING TAXES. Each Lender represents and warrants to each Administrative Agent, the Documentation Agent, the Lessee and the Lessor, as applicable, that under applicable law and treaties in effect as of the date hereof no taxes will be required to be withheld by the Administrative Agent, the Documentation Agent, the Lessee or the Lessor with respect to any payments to be made to or for the benefit of such Lender in respect of the Rent or other obligations under the Operative Agreements. Each Lender agrees to (a) furnish to the Administrative Agent, the Documentation Agent, the Lessee or the Lessor, as applicable, in the case of each Lender organized under the laws of a jurisdiction outside of the United States, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Lender certifies entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (b) provide to the Administrative Agent, the Documentation Agent, the Lessee and the Lessor a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form in accordance with applicable U.S. laws and regulations with regard to such withholding tax exemption. Notwithstanding any other provision of this Participation Agreement to the contrary, none of the Administrative Agent, the Documentation Agent, the Lessee or the Lessor shall be required to make payments on account of U.S. withholding taxes to any Lender under this Participation Agreement if such Lender shall not have so delivered any such forms or if the above representation and warranty of such Lender is untrue, PROVIDED, HOWEVER, that, in the event that the Lessor, the Administrative Agent or the Documentation Agent is required (after consulting in good faith with the Lessee) to make any payment on account of U.S. withholding taxes to any Lender under this Participation Agreement, the Lessee hereby agrees to indemnify and hold harmless the Lessor, the Administrative Agent and the Documentation Agent on an After-Tax Basis with respect to any such payments.

      SECTION 8.14 CONFIDENTIALITY. Each Participant agrees that it will use reasonable efforts not to disclose without the prior written consent of the Lessee (other than to its employees, affiliates, insurers, auditors or counsel or to any other party hereto) any financial information with respect to the Transok Guarantor, the Lessee, any of their Subsidiaries, or the Parent Company or any of its Subsidiaries which is furnished pursuant to this Participation Agreement or any other agreement executed pursuant hereto and which is clearly designated by the Lessee to each Participant in writing as confidential; PROVIDED that the foregoing shall not apply to, and each Participant may disclose any such information (a) as has become generally available to the public, (b) to any of its examiners or as may be required or appropriate in any report, certificate, application, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Participant or the Leased Property or any part thereof or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Oklahoma Corporation Commission or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Participant or the Leased Property or any part thereof, (e) to a prospective transferee or purchasing Participant, in

                                      44

connection with any contemplated transfer of any of the Notes or any interest therein by such Participant, PROVIDED, that such prospective transferee or purchasing Participant (other than an affiliates of such Participant) executes an agreement with the Lessee containing provisions substantially identical to those contained in this SECTION 8.14, (f) with the prior written authorization of the Lessee, (g) received by such Participant prior to the Closing Date or already known by, or in the possession of such Participant without restrictions on the disclosure thereof at the time such information was received by the Participant (it being acknowledged by each of the Lenders that all financial information received from the Parent Company, any Subsidiary thereof, or the Lessee prior to the Closing Date was confidential), (h) in connection with the exercise of any remedies by any Participant or Agent, (i) after termination of the Lease if the Lessee has not exercised its rights under the Lease to purchase the Leased Property or (j) if the Lessee shall not have timely paid to the Lessor the amounts described in Section 17.1(e) of the Lease, following the occurrence and continuation of an Event of Default (as defined in the Participation Agreement or the Secured Credit Agreement). Each Participant further agrees that it will use its reasonable efforts to advise the Lessee, as promptly as practicable, of any disclosure of information clearly designated by the Lessee to each Participant in writing as confidential made by such Participant pursuant to CLAUSE (C) of this SECTION 8.14; PROVIDED, HOWEVER, that the foregoing notwithstanding, such Participant shall have no obligation to notify the Borrower of any such disclosure pursuant to such CLAUSE (C) or otherwise and failure to give such notification shall not give rise to a claim against such Participant.

      SECTION 8.15 NOTICE. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                      45

      IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     TRANSOK ACQUISITION CORPORATION III,
                                       as Lessee

                                     By: /s/ CHRIS TONG
                                     Title: VICE PRESIDENT - FINANCE


                                     TRANSOK ACQUISITION COMPANY, as
                                       Transok Guarantor

                                     By:/s/ CHRIS TONG
                                     Title: VICE PRESIDENT - FINANCE


                                     CIBC INC., as Lessor and Lender

                                     By: /s/ FLORENCE DIPAOLA
                                     Title: DIRECTOR


                                     CANADIAN IMPERIAL BANK OF
                                       COMMERCE, New York Agency, as
                                       Administrative Agent

                                     By:
                                     Title:


                                     BANK OF MONTREAL, as
                                       Documentation Agent and as Lender

                                     By: /s/ DONALD G. WARMINGTON
                                     Title: DIRECTOR

                                      46

                                  APPENDIX A
                                      to
                           Participation Agreement,
                           LEASE AND LOAN AGREEMENT

                        DEFINITIONS AND INTERPRETATION


      A. INTERPRETATION. In each Operative Document and Operative Loan Document, unless a clear contrary intention appears:

            (i)  the singular number includes the plural number and VICE VERSA;

            (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents or Operative Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

            (iii)  reference to any gender includes each other gender;

            (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and the Operative Loan Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

            (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

            (vi) reference in any Operative Document or Operative Loan Document, as the case may be, to any ARTICLE, SECTION, APPENDIX, SCHEDULE or EXHIBIT means such ARTICLE or SECTION thereof or APPENDIX, SCHEDULE or EXHIBIT thereto;

            (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document or Operative Loan Document, as the case may be, as a whole and not to any particular ARTICLE, SECTION or other provision hereof;

            (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

            (ix)  "or" is not exclusive; and

            (x) relative to the determination of any period of time, "from" means "from and including" and "to" and "through" mean "to but excluding".

      B. ACCOUNTING TERMS. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

      C. CONFLICT IN OPERATIVE DOCUMENTS. If there is any conflict between any Operative Documents or Operative Loan Document, as the case may be, such Operative Document or Operative Loan Document, as the case may be, shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

      D. LEGAL REPRESENTATION OF THE PARTIES. The Operative Documents and the Operative Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document or Operative Loan document, as the case may be, to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

      E. DEFINED TERMS. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document and the Operative Loan Documents.

      "A-NOTES" means all of the Series A Notes issued and, unless otherwise specified or the contest otherwise requires, outstanding under the Loan Agreement.

      "A-PORTION" means 85%.

      "A-PORTION PARTICIPANT BALANCE" means, for any Participant as of any date of determination, an amount equal to the sum of the outstanding principal amount of the A-Notes or the Lessor's A-Invested Amount of such Participant, all accrued and unpaid interest or yield thereon, and the A-Portion of all unpaid fees owing to such Participant by the Lessee or any Guarantor under the Operative Documents, and the A-Portion of all other amounts owing to such Participant by the Lessee or any Guarantor under the Operative Documents.

      "ACCELERATION" is defined in SECTION 5.4(B) of the Loan Agreement.

      "ADDITIONAL RENT" means any and all amounts, liabilities and obligations other than Fixed Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Additional Rent) to Lessor, the Lenders or any other party, including, without limitation, amounts under Article XVII of the Lease, and Fair Market Sales Value payments, and indemnities and damages for breach of any covenants, representations, warranties or agreements.

      "ADDRESS" means with respect to any Person, its address set forth in
SCHEDULE 8.2 to the Participation Agreement or such other address as it shall have identified to the parties to the Participation Agreement in writing.

      "ADMINISTRATIVE AGENT" means (a) with respect to the Operative Documents and the Operative Loan Documents, Canadian Imperial Bank of Commerce, a bank organized under the laws of Canada, acting through its New York Agency, as administrative agent under the Loan Agreement (together with its successors and assigns), or (b) with respect to the Loan Documents, Bank of Montreal, a bank organized under the laws of Canada, acting through its Houston Agency, as administrative agent under the Credit Agreement (together with its successors and assigns).

      "AFFECTED PLANT" is defined in SECTION 13.2 of the Lease.

      "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "AFTER-TAX BASIS" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) actually imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; PROVIDED, HOWEVER, for the purposes of this definition, and for purposes of any payment to be made to either the Lessee or Tax Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and
(ii) such Indemnitee or the Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

      "AGENT" or "AGENTS" means the Administrative Agent or the Documentation Agent, or both.

      "ALTERATIONS" means, with respect to the Leased Property, fixtures, alterations, improvements, modifications and additions to the Leased Property.

      "ALTERNATE BASE RATE" means:

            (a) on any date and with respect to all Domestic Loans other than those dates and Loans described in CLAUSE (B) of this definition, a fluctuating rate of interest per annum equal to the higher of:

                  (i)   the Base Rate, and

                        (ii) the Federal Funds Rate most recently determined by the Administrative Agent PLUS 1% per annum; or

            (b) on any date occurring during any Overnight Funds Period, but with respect only to Domestic Loans made or Eurodollar Loans converted into Domestic Loans during such Overnight Funds Period, the Overnight
                  Funds Rate.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Domestic Loans shall take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent shall give notice promptly to the Lessee, the Lessor and the Lenders of changes in the Alternate Base Rate.

      "APPLICABLE LAW" means all existing and future applicable laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the use or occupancy of the Leased Property) and any restrictive covenant or deed restriction or easement of record affecting the Leased Property.

      "APPLICABLE MARGIN" means at such times and from time to time as set forth below, the percentages per annum set forth opposite such time under the heading for the relevant type of Loan:

                                                           PERCENTAGE
                                                           ----------
               PERIOD OF TIME                    DOMESTIC LOAN       EURODOLLAR
               --------------                    -------------       ----------
                                                                        LOAN
                                                                        ----
Closing Date through 12/31/96                         0%               1.1875%

1/1/97 through 6/30/97                                0%               1.4375%

7/1/97 through 12/31/97                               0%               2.0000%

; provided that after the Credit Maturity Date, the Applicable Margin shall be the amount set forth opposite the relevant ratio of Funded Debt to Capitalization below:

                    RATIO                        DOMESTIC LOAN       EURODOLLAR
                    -----                        -------------       ----------
                                                                        LOAN
                                                                        ----
If the ratio of Funded Debt to Capitalization       .2500%             1.2500%
expressed as a percentage is equal to or greater than 65%

If the ratio of Funded Debt to Capitalization         0%               0.8750%
expressed as a percentage is equal to or greater than 60%, but less than 65%

If the ratio of Funded Debt to Capitalization         0%               0.7500%
expressed as a percentage is equal to or greater than 55%, but less than 60%

If the ratio of Funded Debt to Capitalization         0%               0.6250%
expressed as a percentage is equal to or greater than 50%, but less than 55%

If the ratio of Funded Debt to Capitalization         0%               0.5000%
expressed as a percentage is less than 50%


      "APPLICABLE PERMIT" means any Permit (including, without limitation, the Environmental Permits) that is necessary to own, test, maintain, repair, operate, lease or use all or any part of the Leased Property in accordance with the Operative Documents, whether such Permit is required to be obtained by or on behalf of the Lessee, the Lessor, the Administrative Agent, the Documentation Agent, any Affiliate of any of them or any other Person.

      "APPRAISAL PROCEDURE" means the procedure by which an independent appraiser shall determine the fair market value of the Leased Property after any Event of Loss or Casualty. The fair market value of the Leased Property prior to such Casualty or Event of Loss shall be that fair market value determined in the appraisal delivered on the Closing Date. If the Lessor and the Lessee cannot agree on an independent appraiser within ten Business Days after receipt of written notice to the Lessee by the Lessor that an appraiser is to be retained, the Lessor and the Lessee shall each appoint an independent appraiser within 15 Business Days thereafter, and the two appraisers so appointed shall appoint a third independent appraiser. The appraisers appointed pursuant to the foregoing procedure shall, within ten days after appointment of the last appraiser, independently determine the value of the Leased Property. If the Lessor or the Lessee shall fail to appoint an independent appraiser within the above-mentioned 15 Business Day period, then the appraiser appointed by the other party shall determine the value of the Leased Property. If a single appraiser is appointed, such appraiser's determination of the value of the Leased Property shall be final. If three appraisers are appointed, the values determined by the three appraisers shall be averaged, the value which differs the most from such average shall be excluded, the remaining two values shall be averaged and such average shall be final. The expenses of all appraisers shall be paid by the Lessee.

      "APPRAISER" means any reputable appraisal company, firm or individual satisfactory to the Agents and the Required Participants (each in its sole discretion).

      "ASSET" means, as to the Borrower and its Subsidiaries, all property of any kind, name or nature, real or personal, tangible or intangible, legal or equitable, whether now owned or hereafter acquired, including, without limitation, money, stock, contract rights, franchises, value as a going concern, causes of action, undivided fractional ownership interests, and anything of any value which can be made available for, or may be appropriated to, the payment of debts.

      "ASSIGNEE" is defined in the preamble to the Assignment of Lease and Rents.

      "ASSIGNMENT OF LEASE AND RENTS" means that certain Assignment of Lease and Rents dated as of June 6, 1996 (as may be amended or otherwise modified from time to time) between the Lessor and the Assignee.

      "AWARDS" means any award or payment received by or payable to Lessor or Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

      "B-NOTES" means all of the Series B Notes issued and, unless otherwise specified or the context otherwise requires, outstanding under the Loan Agreement.

      "B-PORTION" means 15%.

      "B-PORTION PARTICIPANT BALANCE" means, for any Participant as of any date of determination, an amount equal to the sum of the outstanding principal amount of the B-Notes and the Lessor's B-Invested Amount of such Participant, all accrued and unpaid interest or yield thereon, and the B-Portion of all unpaid fees owing to such Participant by the Lessee or any Guarantor under the Operative Documents, and the B-Portion of all other amounts owing to such Participant by the Lessee or any Guarantor under the Operative Documents.

      "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended.

      "BASE RATE" means, at any time, the rate per annum then most recently announced by the Administrative Agent at New York, New York as its base rate for Dollar loans in the United States, which base rate may not be the lowest rate charged by the Administrative Agent on loans to any of its customers.

      "BASIC TERM" means (a) the period commencing on the Effective Time and ending five (5) years from the Effective Time or (b) such shorter period as may result from early termination of the Lease as provided therein.

      "BASIC TERM COMMENCEMENT DATE" means June 6, 1996.

      "BILL OF SALE" or "BILLS OF SALE" means each and all of those certain Bills of Sale dated as of June 6, 1996 between Seller and Lessee.

      "BOARD OF DIRECTORS", with respect to a corporation, means either the Board of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

      "BORROWER" means Transok Acquisition Company, a Delaware corporation and its successors and assigns.

      "BUILDING" means any building, structure and improvement described on Appendix B of the Lease to be located on any of the Land, along with all fixtures and appurtenances used or useful in connection with the operation of the Leased Property, including, without limitation, all furnaces, boilers, compressors, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with any such Building, and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto.

      "BUSINESS DAY" means a day which is both a Domestic Business Day and a Eurodollar Business Day.

      "CAPITALIZATION" means the sum, at the time outstanding and without duplication, of (i) Funded Debt plus (ii) Stockholders' Equity plus (iii) all Indebtedness of the Borrower outstanding under the RSNs.

      "CAPITALIZED LEASE OBLIGATIONS" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Appendix A and each other Operative Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "CASUALTY" means an event of damage or casualty relating to all or part of the Leased Property which does not constitute an Event of Loss.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "CLAIMS" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

      "CLOSING DATE" means June 6, 1996.

      "CLOSING DATE APPRAISAL" is defined in SECTION 3.1(VIII) of the Participation Agreement.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COLLATERAL AGENT" means Bank of Montreal, in its capacity as collateral agent under the Security Documents, together with its successors in such capacity.

      "COMMITMENT" means as to each Participant, its obligation to make Fundings as investments in the Leased Property, or Loans to the Lessor, as the case may be, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Participant on SCHEDULE 2.2 to the Participation Agreement (as it may be adjusted from time to time pursuant to SECTION 6 of the Participation Agreement).

      "COMMITMENT PERCENTAGE" means as to any Participant, at a particular time, the percentage of the aggregate Commitments in effect at such time constituted by such Participant's Commitment, as such percentage is shown for such Participant on SCHEDULE 2.2 to the Participation Agreement (as it may be adjusted from time to time pursuant to SECTION 6 of the Participation Agreement).

      "CONDEMNATION" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

      "CONSOLIDATED NET INCOME" means, for any period, with respect to any Person, the consolidated net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded therefrom all non-cash gains and losses which would be classified as extraordinary under GAAP.

      "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of or interests in any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness, obligation or other liability guaranteed thereby or, if applicable, such lesser principal amount as is expressly stated to be the maximum principal amount of such Person's obligation thereunder.

      "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

      "CONVEYANCE INSTRUMENTS" means each of the Easement Agreements, each of the Bills of Sale, the Assignment of Leases and Rents and all documents and instruments executed and delivered in connection with each of the foregoing.

      "CREDIT AGREEMENT" means the Secured Credit Agreement dated as of June 6, 1996, as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, among the Borrower, certain financial institutions as Lenders, Bank of Montreal as Administrative Agent, and Canadian Imperial Bank of Commerce, New York Agency, as Documentation Agent.

      "CREDIT AGREEMENT EVENT OF DEFAULT" means any "Event of Default" (as defined in the Credit Agreement), and PROVIDED that if the Lessor or an Affiliate of the Lessor continues to be a Lender party to the Credit Agreement, such Event of Default shall not have been waived by the Lenders under the Credit Agreement pursuant to the terms of the Credit Agreement (or shall have ceased to exist) within 10 days after the occurrence thereof and the giving of notice and passage of time, if applicable; IT BEING UNDERSTOOD that the provisions and defined terms of the Credit Agreement referred to and incorporated in this definition shall be automatically modified upon any modification to such provisions and defined terms being effected under the Credit Agreement unless neither the Lessor nor any Affiliate of the Lessor is then a Lender party to the Credit Agreement.

      "CREDIT MATURITY DATE" is defined in SECTION 4.1.2 of the Transok
Guaranty.

      "DISCLOSURE SCHEDULE" means SCHEDULE II to the Participation Agreement.

      "DOCUMENTATION AGENT" means, as the case may be, (a) with respect to the Operative Documents and the Operative Loan Documents, Bank of Montreal, a bank organized under the laws of Canada, acting through its Houston Agency, or (b) with respect to the Loan Documents, Canadian Imperial Bank of Commerce.

      "DOLLARS" (and the symbol "$") means the lawful money of the United
States.

      "DOMESTIC BUSINESS DAY" means a day on which banks are open for business in Houston, Texas, New York City, New York and Chicago, Illinois.

      "DOMESTIC FUNDED AMOUNT" means, as to the Lessor, the Lessor's Invested Amount bearing Interest at a rate determined with reference to the Alternate Base Rate, and, as to each Lender, such Lender's Domestic Loans.

      "DOMESTIC LOAN" means a Loan bearing an interest rate determined with reference to the Alternate Base Rate.

      "EASEMENT" has the meaning set forth in SECTION 1 of each of the Easement Agreements.

      "EASEMENT AGREEMENT" or "EASEMENT AGREEMENTS" means any and all of those certain Grant of Easement and Property Rights Agreements dated as of June 6, 1996, from the Seller to the Lessor, conveying the Easements, substantially in the form of EXHIBIT B to the Participation Agreement.

      "EBITDA" means, with respect to any Person and to any period for which a determination thereof is to be made, the sum of (i) gross profit (revenues less cost of sales), MINUS (ii) operating expenses (excluding any Fixed Rent or amortization of deferred costs associated with such Fixed Rent), MINUS (iii) general and administrative expenses, PLUS (iv) cash equity earnings of any unconsolidated Subsidiary of such Person or any partnership or joint venture in which such Person or any of its Subsidiaries has an equity interest and actually paid to such Person and its Subsidiaries, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

      "EFFECTIVE TIME" means 4:30 p.m., Eastern Daylight Time, on the Closing Date.

      "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

      "ENVIRONMENTAL CONSULTANT" means any reputable environmental consulting firm satisfactory to the Agents and the Required Participants (each in its sole discretion).

      "EQUIPMENT" means all machinery, devices, apparatuses and equipment leased and to be leased to the Lessee by the Lessor under the Lease as set forth in Part B of Schedule 1 of the Lease and all Alterations (including restorations, repairs, replacements and rebuilding of such equipment). Equipment shall not include machinery, devices, apparatuses and equipment not financed by the Lessor which is not a part of the Plants.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

      "EUROCURRENCY RESERVE PERCENTAGE" - means, with respect to each Eurodollar Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Eurodollar Interest Period of the percentages in effect on each day of such Eurodollar Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

      "EURODOLLAR BUSINESS DAY" means a day on which dealings are carried on in the interbank Eurodollar market and on which banks are open for business in Houston, Texas, New York City, New York and Chicago, Illinois.

      "EURODOLLAR FUNDED AMOUNT" means, as to the Lessor, the Lessor's Invested Amount bearing interest at a rate determined with reference to the Eurodollar Interest Rate, and, as to each Lender, such Lender's Eurodollar Loans.

      "EURODOLLAR INTEREST PERIOD" means, as to each Eurodollar Loan, the period commencing on (and including) the latest Eurodollar Period Commencement Date with respect to such Eurodollar Funded Amount and ending on (but excluding) the day numerically corresponding to such date three (3) months thereafter; PROVIDED, HOWEVER, that:

            (a) any Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall continue to and end on the next succeeding Eurodollar Business Day, unless the result would be that such Eurodollar Interest Period would be extended to the next succeeding calendar month in which case such Eurodollar Interest Period shall end on the next preceding Eurodollar Business Day;

            (b) if there exists no numerically corresponding day in such month, such Eurodollar Interest Period shall end on the last Eurodollar Business Day of such month;

            (c) no Eurodollar Interest Period shall end later than the Lease Termination Date;

            (c) subject to the provisions of clauses (a) through (c) above, each Eurodollar Interest Period during the period from and including the first Business Day following the Closing Date to but excluding August 2, 1996, shall end on the date specified by the Lessee by written notice to the Administrative Agent received no later than 12:00 noon, New York City time, at least three Eurodollar Business Days prior to the commencement of such Eurodollar Interest Period (or at least one Eurodollar Business Day in the case of a Eurodollar Funded Amount bearing interest or Yield at a Eurodollar Interest Rate determined pursuant to clause (ii) of the definition thereof), or in absence of such specification, such Eurodollar Interest Period shall end on August 2, 1996.

      "EURODOLLAR INTEREST RATE" means, with respect to each Eurodollar Funded Amount for any Eurodollar Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest integral multiple of one one-hundredth of one percent (1/100%)) equal to (i) the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by the Agents and the Lessee) as of 11:00 a.m., London time (or as soon thereafter as practicable), and (ii) if none of such Telerate Page 3750 nor any successor or similar service is available, then the quotient of (x) the arithmetic average of the quotation by each Reference Lender (notified to the Administrative Agent by such Reference Lender) of the rate of interest per annum at which deposits in Dollars in immediately available funds are offered to such Reference Lender two (2) Eurodollar Business Days prior to the beginning of such Eurodollar Interest Period by prime banks in the interbank Eurodollar market as at or about 9:00 a.m., Chicago time, for delivery on the first day of such Eurodollar Interest Period, in each case for a period equal to such Eurodollar Interest Period and in an amount equal to the proposed Eurodollar Loan of such Reference Lender to which such Eurodollar Interest Period relates, divided by (y) the remainder of one (1) minus the decimal equivalent of the applicable Eurocurrency Reserve Percentage. If on any occasion any Reference Lender is unable, or for any reason fails, so to notify the Administrative Agent by 10:00 a.m., Chicago time, two
(2) Eurodollar Business Days before the first day of such Eurodollar Interest Period, the applicable Eurodollar Interest Rate shall be determined on the basis of each quotation furnished by those of the Reference Lenders which so notify the Administrative Agent at or prior to said 10:00 a.m.

      "EURODOLLAR LOAN" means a Loan bearing an interest rate determined with reference to the Eurodollar Interest Rate.

      "EURODOLLAR OFFICE" means initially, the office of each Participant designated as such in SCHEDULE 2.2 to the Participation Agreement; thereafter, such other office of such Participant, if any, which shall be making or maintaining its Funded Amounts.

      "EURODOLLAR PERIOD COMMENCEMENT DATE" means, with respect to each Eurodollar Loan, (A) in the case of the Funding on the Closing Date, the first Business Day following the Closing Date and (B) thereafter, the last day of the preceding Eurodollar Interest Period.

      "EVENT OF DEFAULT" means any event or condition designated as an "Event of Default" in Article XVI of the Lease.

      "EVENT OF LOSS" means (x) the actual or constructive total loss of the Leased Property or damage to the Leased Property to an extent rendering repair impractical or uneconomical, in any case as reasonably determined in good faith by the senior officer of the Lessee, such determination to be made promptly after the occurrence of such event and to be evidenced by Notice of the Lessee delivered to each Participant and the Agents, (y) damage to the Leased Property which results in an insurance settlement on the basis of a total loss or a constructive total loss (including title insurance proceeds) in respect of a total loss of the Leased Property, or (z) an Event of Taking.

      "EVENT OF TAKING" means (A) taking of title to the Leased Property or the Land or any portion thereof or (B) any condemnation (other than a requisition of temporary use) or requisition of use for a period scheduled to last beyond the end of the Lease Term, in either case resulting in (i) the loss of use or possession of substantially all the Leased Property or (ii) the loss of use or possession of a material portion of the Leased Property, in either of CLAUSE (I) or CLAUSE (II), as reasonably determined in good faith by a senior officer of the Lessee, such determination to be made promptly after the occurrence of such event and to be evidenced by notice of such senior officer delivered to each Participant and the Agents.

      "EXCEPTED PERMIT" or "EXCEPTED PERMITS" means any and all of those Applicable Permits identified in SECTION 4.1.(G)(II) of the DISCLOSURE SCHEDULE.

      "EXCESS FUNDS" shall have the meaning assigned to that term in SECTION
13.3 of the Lease.

      "FAIR MARKET RENTAL VALUE" with respect to the Leased Property means the fair market rental value as determined by an independent appraiser chosen by Lessor that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to Lessor or Lessee for the lease of the Leased Property on the terms set forth, or referred to, in the Lease. Such fair market rental value shall be calculated as the value for the use of the Leased Property to be leased in place at the Easement, assuming, in the determination of such fair market rental value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market rental value is being determined for the purposes of

SECTION 17.1 of the Lease and except as otherwise specifically provided in the Lease, in which case this assumption shall not be made).

      "FAIR MARKET SALES VALUE" with respect to the Leased Property or any portion thereof means the fair market sales value as determined by an independent appraiser chosen by Lessor that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to Lessor or Lessee, for the purchase of the Leased Property. Such fair market sales value shall be calculated as the value for the use of the Leased Property, assuming, in the determination of such fair market sales value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of SECTION 17.1 of the Lease and except as otherwise specifically provided in the Lease or the Participation Agreement, in which case this assumption shall not be made).

      "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Domestic Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from two Federal funds brokers of recognized standing selected by it.

      "FEE LETTER AGREEMENT" has the meaning set forth in SECTION 5.4 of the Participation Agreement.

      "FINAL RENT PAYMENT DATE" is defined in SECTION 17.1(E) of the Lease.

      "FISCAL YEAR" means the fiscal year of the Borrower, the Lessee or their Subsidiaries, as the case may be, which shall be the twelve (12) monthly accounting periods ending on the last calendar day of December or such other period as the Borrower, Lessee or their Subsidiaries may designate with the written consent of the Required Participants.

      "FIXED RENT" means, for the Lease Term, the rent payable pursuant to
SECTION 4.1 of the Lease, determined in accordance with the following: each installment of Fixed Rent payable on any Rent Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Fixed Rent payable on such Rent Payment Date, plus (B) the aggregate amount of Lessor Fixed Rent payable on such Rent Payment Date.

      "FORCE MAJEURE" means conditions or circumstances not wholly controlled by the Lessee and includes but is not limited to Acts of God, war, strikes, lockouts, and riots or conflicts with Federal, state, county, or municipal laws, rules or regulations asserted as official by or under any Governmental Authority.

      "FUNDED AMOUNT" means, as to the Lessor, the Lessor's Invested Amount, and, as to each Lender, such Lender's Loans.

      "FUNDED COST SHARE AMOUNTS" is defined in SECTION 5.9 of the Loan
Agreement.

      "FUNDED COST SHARE BALANCE" shall have the meaning set forth in SECTION
5.9 of the Loan Agreement.

      "FUNDED DEBT" means on a consolidated basis for the Borrower and its Subsidiaries at any time a determination thereof is to be made, the sum without duplication of: (a) indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or other similar instruments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Borrower as a liability, (b) all obligations evidenced by the Medium Term Notes, (c) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn,issued for the account of the Transok Guarantor or any of its Subsidiaries, and (d) all obligations of such Person as lessee under leases which have been, in accordance with GAAP, recorded as Capitalized Lease Obligations.

      "FUNDING" means the funding by the Participants pursuant to SECTION 2.2 of the Participation Agreement.

      "FUNDING REQUEST" is defined in SECTION 2.2 of the Participation
Agreement.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

      "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Leased Property.

      "GOVERNMENTAL AUTHORITY" means any foreign or domestic federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

      "GUARANTOR" means the Parent Company, the Transok Guarantor, Tejas Transok Holding Company, the Subsidiary Guarantors or any other Person (other than any Agent or any Participant) obligated under the Operative Documents (together with their successors and assigns).

      "GUARANTY" or "GUARANTIES" means any and all of the Parent Company Guaranty, the Transok Guaranty, the Holding Company Guaranty, and the Subsidiary Guaranties.

      "GUARANTY EVENT OF DEFAULT" is defined in the Parent Company Guaranty.

      "HAZARDOUS MATERIAL" means:

            (a)   any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c)   any petroleum product, crude oil or any fraction thereof; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

      "HEDGING OBLIGATIONS" means, with respect to any Person, (a) all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, and (b) all liabilities of such Person under commodity hedge, commodity swap, exchange, forward, future, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect such Person against fluctuations in commodity prices.

      "HOLDING COMPANY GUARANTY" means the Guaranty dated as of June 6, 1996 executed and delivered by Tejas Transok Holding Company in favor of the Lessor, as may be amended, or otherwise modified from time to time.

      "IMPROVEMENTS" means all improvements located and to be located at or on the Plants and all personal property, used or useful in connection with the operation of the Leased Property including those listed in Part C of Schedule 1 to the Lease, including, without limitation, all furnaces, boilers, machinery, engines, motors, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions and apparatus of every kind and description now or hereafter affixed or attached, or used or useful, in connection with the Plants.

      "INDEBTEDNESS" of any Person means, without duplication:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (but excluding sight drafts that evidence trade account payables arising in the ordinary course of business);

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Obligations;

            (d) all obligations of such Person as lessee of any real or personal property (or any interest therein) which have not been or should not be, in accordance with GAAP, recorded as Capitalized Lease Obligations;

            (e) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

            (f)   net liabilities of such Person under all Hedging Obligations;

            (g) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

            (h) all Contingent Liabilities of such Person in respect of any Indebtedness of any other Person.

For all purposes of this Appendix A, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

      "INDEMNITEE" means each Lender, the Administrative Agent (in its individual capacity), the Documentation Agent (in its individual capacity) and the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof; PROVIDED, HOWEVER, that in no event shall the Lessee or any Guarantor be an Indemnitee.

      "INDEMNITEE GROUP" means the respective Affiliates, employees, officers, directors and agents of any Agent, any Lender or the Lessor, as applicable; PROVIDED, HOWEVER, that in no event shall the Lessee or any Guarantor be member of the Indemnitee Group.

      "INDEPENDENT ENGINEER" means a reputable construction engineering firm satisfactory to the Agents and the Required Participants (each in its sole discretion).

      "INSPECTING PARTIES" is defined in SECTION 15.1 of the Lease.

      "LAND" means the land described in SCHEDULE 1 to the Lease.

      "LAW" - means any law (including, without limitation, any zoning law or ordinance or any Environmental Law), statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, direction, requirement or decision of and agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer, domestic or foreign.

      "LEASE" means the Lease Agreement dated as of June 6, 1996, between the Lessor and the Lessee.

      "LEASE BALANCE" means, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Participants, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amount, all unpaid fees owing to the Agents and the Participants by the Lessee or any Guarantor under the Operative Documents, and all other amounts owing to the Agents and the Participants by the Lessee or any Guarantor under the Operative Documents.

      "LEASE TERMINATION DATE" means the last day of the Basic Term, as the same may be accelerated pursuant to the Lease.

      "LEASED PROPERTY" means the Plants and the Easements from time to time subject to the Lease.

      "LENDER FIXED RENT" means, for any Rent Period, the aggregate amount of interest accrued on the Loans pursuant to SECTION 2.6 of the Loan Agreement during such Rent Period.

      "LENDER PARTY" means a Lender under the Credit Agreement.

      "LENDERS" means the holders of the Loans.

      "LESSEE" means Transok Acquisition Corporation III in its capacity as lessee under the Lease and its permitted successors and assigns.

      "LESSOR" means CIBC Inc. in its capacity as lessor under the Lease and its permitted successors and assigns.

      "LESSOR FIXED RENT" means, for any Rent Period, the aggregate amount of Yield accrued on the Lessor's Invested Amount under SECTION 2.3(A) of the Participation Agreement during such Rent Period.

      "LESSOR LIENS" means Liens on or against the Leased Property, the Lease or any payment of Rent (a) which result from any act of, or any Claim against, the Lessor unrelated to the transactions contemplated by the Operative Documents and the Operative Loan Documents or (b) which result from any Tax owed by the Lessor, except any Tax for which the Lessee is obligated to indemnify.

      "LESSOR'S A-INVESTED AMOUNT" means the A-Portion of the Lessor's Invested Amount.

      "LESSOR'S B-INVESTED AMOUNT" means the B-Portion of the Lessor's Invested Amount.

      "LESSOR'S INVESTED AMOUNT" means the amounts funded by the Lessor pursuant to SECTION 2 of the Participation Agreement that are not proceeds of Loans by the Lenders.

      "LIEN" means any interest in any asset or property securing an obligation owed to, or a claim by, a Person other than the owner of the asset or property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including, without limitation, any security interest, mortgage, pledge, lien, claim, charge, encumbrance, hypothecation, assignment, deposit arrangement, or interest in property to secure payment of a debt or performance of an obligation; provided that a negative pledge arrangement or a restriction on alienation is not a Lien for purposes of any Operative Document.

      "LOAN" is defined in SECTION 2.1 of the Loan Agreement.

      "LOAN AGREEMENT" means the Loan Agreement, dated as of June 6, 1996, among the Lessor, the Agents and the Lenders.

      "LOAN DOCUMENTS" means, collectively, the Credit Agreement, the Notes (as defined in the Credit Agreement), the Security Documents, the Guaranties (as defined in the Credit Agreement), and any other document, instrument or certificate executed pursuant hereto or thereto as such may be amended, modified, supplemented, renewed, extended, or restated from time to time.

      "LOAN EVENT OF DEFAULT" means any of the events specified in SECTION 6.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

      "LOAN POTENTIAL EVENT OF DEFAULT" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

      "LOSS PROCEEDS" is defined in SECTION 13.5 of the Lease.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the financial condition, operations, performance, properties or prospects of Transok Guarantor, the Lessee and their

Subsidiaries, taken as a whole, or the ability of any Guarantor or the Lessee to perform in any material respect their respective obligations under the Operative Documents.

      "MATERIAL SUBSIDIARY" means (1) as of the date hereof the entities identified as such on EXHIBIT 8.7 and (2) any Subsidiary of the Borrower with an aggregate of Consolidated Stockholders' Equity (as defined in the Credit Agreement) plus liabilities in respect of Intercompany Subordinated Demand Notes (as defined in the Credit Agreement) plus liabilities in respect of Subordinated Term Notes (as defined in the Credit Agreement) in excess of $15,000,000; provided, that any Subsidiary which becomes a Material Subsidiary of the type described in the foregoing clause shall remain a Material Subsidiary for purposes of this Agreement even if it shall cease to have an aggregate of Consolidated Stockholders' Equity plus liabilities in respect of Intercompany Subordinated Demand Notes plus liabilities in respect of Subordinated Term Notes in excess of $15,000,000 and (3) any Subsidiary of the Borrower that is designated by the Borrower in writing to the Administrative Agent as a Material Subsidiary.

      "MATERIAL TEJAS SUBSIDIARIES" is defined in SECTION 1.1 of the Credit Agreement.

      "MEDIUM TERM NOTES" means the $200,000,000 Medium Term Notes of Transok issued under the Private Placement Memorandum dated March 30, 1992, and the Amended Private Placement Memorandum dated August 17, 1992.

      "MEMORANDUM OF LEASE" means that Memorandum of Lease dated June 6, 1996 executed by Lessee and Lessor in connection with the Lease.

      "MERGER AGREEMENT" is defined in SECTION 1.1 of the Credit Agreement.

      "NET PROCEEDS" is defined in SECTION 13.1 of the Lease.

      "NONSEVERABLE" means an Alteration or part of an Alteration which cannot be readily removed from the Leased Property without causing material damage to or materially impairing the value of the Leased Property from that shown in the Appraisal described in SECTION 8.8 of the Participation Agreement.

      "NOTES" means the A-Notes and the B-Notes issued by the Lessor under
SECTION 2.2 of the Loan Agreement, and any and all Notes issued in replacement or exchange therefor in accordance with the provisions thereof.

      "OBLIGOR" means the Lessee and any Guarantor.

      "OBSOLETE" means, as of any date of determination, that a Responsible Officer of the Lessee shall have made a good faith determination, such determination to be evidenced by a certificate of such Responsible Officer delivered to the Lessor and the Administrative Agent, that an item of Equipment is obsolete, surplus or no longer economic for the Lessee's continued use.

      "OPERATING LESSOR'S DEBT" means Indebtedness in respect of the A-Notes, the A-Invested Amount, the B-Notes and the B-Invested Amount at all times when the Lease is not a Capitalized Lease Obligation.

      "OPERATIVE DOCUMENTS" means the Participation Agreement, the Guaranties, the Easement Agreements, the Lease, the Memorandum of Lease, the Purchase Agreement and all documents and instruments executed and delivered in connection with each of the foregoing.

      "OPERATIVE LOAN DOCUMENTS" means the Notes, the Assignment of Lease and Rents and the Loan Agreement.

      "OVERALL TRANSACTION" means all the transactions and activities referred to in or contemplated by the Operative Documents and the Operative Loan Documents.

      "OVERDUE RATE" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum equal to (i) as to any unpaid principal amount representing Domestic Funded Amounts and, to the extent permitted by applicable law, as to any unpaid, accrued interest on Domestic Funded Amounts, 2% PLUS the Alternate Base Rate from time to time in effect (but not less than the Alternate Base Rate in effect at maturity) (calculated on the basis of a 365 day year or, if applicable, a 366 day year); and (ii) as to any unpaid principal amount representing Eurodollar Loans and, to the extent permitted by applicable law, as to any unpaid, accrued interest on Eurodollar Funded Amounts, 2% PLUS the Applicable Margin with respect to Eurodollar Loans from time to time in effect, PLUS the Eurodollar Interest Rate for a Eurodollar Interest Period of one (1) day, one (1) week, or one (1) month (as the Agents shall select in the exercise of their sole discretion) determined as at 9:00 a.m., Chicago time, on the Eurodollar Business Day next succeeding that on which the Administrative Agent became aware of such default, as determined by the Administrative Agent; PROVIDED that so long as the principal amount or any part thereof of any such Eurodollar Funded Amount remains unpaid, the rate herein provided for shall be recalculated on the same basis as aforesaid on the last day of each period for which such rate has been determined as aforesaid. If on any occasion any of the Reference Lenders is unable, or for any reason fails, so to notify the Administrative Agent by 11:00 a.m., New York City time on such Eurodollar Business Day, such interest rate shall be determined on the basis of the quotations furnished by the other Reference Lenders to the Administrative Agent at or prior to said 11:00 a.m.

      "PARENT COMPANY" means Tejas Gas Corporation, a Delaware corporation and its successors and assigns.

      "PARENT COMPANY GUARANTY" means that certain Guaranty dated as of June 6, 1996 (as may be amended or otherwise modified from time to time) executed by the Parent Company in favor of the Lessor.

      "PARTIAL PURCHASE OPTION EXERCISE AMOUNT" is defined in SECTION 13.2 of the Lease.

      "PARTICIPANT BALANCE" means, for any Participant as of any date of determination, an amount equal to the sum of the outstanding Funded Amount of such Participant, all accrued and unpaid interest or Yield thereon, all unpaid fees owing to such Participant by the Lessee or any Guarantor under the Operative Documents and the Operative Loan Documents, and all other amounts owing to such Participant by the Lessee or any Guarantor under the Operative Documents and the Operative Loan Documents.

      "PARTICIPANTS" means the Lessor and the Lenders, collectively.

      "PARTICIPATION AGREEMENT" means the Participation Agreement, dated as of June 6, 1996, among the Lessee, the Lessor, the Transok Guarantor, the Agents and the Lenders.

      "PENSION PLAN" is defined in SECTION 3.17 of the Parent Company Guaranty.

      "PERMIT" means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from or filing with any federal, state or local government or agency or subdivision thereof.

      "PERMIT DATE" is defined in SECTION 5.12 of the Participation Agreement.

      "PERMITTED INVESTMENT" means the following at any time:

            (a) any evidence of Indebtedness, maturing not more than one year after such time, issued by or guaranteed by the full faith and credit of the United States of America; or

            (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by, or notes or bonds maturing not more than one year after such time which is issued by a corporation (other than an Affiliate of a Borrower) organized under the laws of any state of the United States or of the District of Columbia with a senior unsecured debt rating of AA- or higher by Standard & Poors Ratings Group or the equivalent by Moody's Investor Service, Inc. and which commercial paper is rated A-1 by Standard & Poors Ratings Group or P-1 by Moody's Investors Service, Inc.; or

            (c) any certificate of deposit or bankers acceptance, or time deposits including Eurodollar time deposits, in each case, maturing not more than one year after such time, which is issued by either

                  (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S.$400,000,000 and with a senior unsecured debt rating of AA- or higher by Standard &

                        Poors Ratings Group or the equivalent by Moody's Investor Service, Inc.; or

                  (ii) a commercial banking institution not organized under the laws of the United States or any State thereof, that has a combined capital and surplus and undivided profits of not less than $500,000,000 and with senior unsecured debt rating of AA- by Standard & Poors Ratings Group or the equivalent by Moody's Investor Service, Inc.; or

            (d) any repurchase agreement entered into with any Participant (or other Person) having a senior unsecured debt rating of AA- or higher by Standard & Poors Ratings Group or the equivalent by Moody's Investor Service, Inc. which

                  (i) is secured by a fully perfected security interest in any obligation of the type described in CLAUSE (A); and

                  (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Participant (or other Person) thereunder; or

            (e) any investment permitted by the investment policy of United States Trust Company of New York as in effect from time to time.


      "PERMITTED LIENS" means (a) Liens for taxes not yet due or which are being contested in good faith pursuant to SECTION 8.5 of the Lease; (b) Liens in connection with worker's compensation, unemployment insurance, old-age pensions or other social security benefits or obligations (excluding any Liens arising under ERISA); (c) mechanics', materialmen's, warehousemen's, carriers' or other like Liens arising in the ordinary course of business securing obligations incurred in connection with the Property and which (i) are not yet due or which are being contested in good faith pursuant to SECTION 8.5 of the Lease, (ii) do not secure amounts in excess of $250,000 individually or in the aggregate and
(iii) do not pose a material risk of the sale or seizure of all or any material part of the Leased Property; (d) Liens of judgments or awards not in excess of $500,000, and Liens of judgements or awards which are fully covered by insurance and with respect to which an appeal or proceeding for review is being contested in good faith pursuant to SECTION 8.5 of the Lease; (e) Liens created by any of the Operative Documents or any of the Operative Loan Documents; (f) the exceptions or encumbrances set forth in the Disclosure Schedule; (g) [Intentionally omitted]; and (h) any other zoning and planning restrictions, subdivision and platting restrictions, easements, right-of-ways, licenses, reservations, covenants, conditions, waivers, restrictions on the use of any Plant, minor encroachments or minor irregularities of title which could not singularly or in the aggregate (i) reduce the fair market value of the Leased Property or any material part thereof (including on the direct or indirect transfer of the Leased Property to a third party after termination of the Lease), (ii) impair the usefulness, for the purposes intended by the Lessee and Lessor on the Closing Date, of the Leased Property taken as a whole or any material part thereof, (iii) subject the Lessor or any of its Affiliates to any civil liability, or any loss, costs, disability, damage, claim, penalty or expense (not fully indemnified by a member of the Tejas Group), (iv) subject the Lessor or any of its Affiliates to any criminal liability, or (v) have a Material Adverse Effect.

      "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

      "PLANT" means any gas processing plant conveyed from the Seller to the Lessee under the Bills of Sale.

      "POTENTIAL EVENT OF DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

      "PROCEEDS" is defined in SECTION 13.1 of the Lease.

      "PURCHASE AGREEMENT" means the Merger Agreement (as defined in the Credit Agreement).

      "PURCHASE OPTION EXERCISE AMOUNT" means as of any date of determination, an amount equal to the sum of (A) the Lease Balance as of the date of purchase, PLUS (B) all accrued but unpaid Rent, PLUS (C) all other sums then due and payable under the Operative Documents by the Lessee or any Guarantor.

      "PURCHASE PRICE" is defined in SECTION 2.1 of the Participation Agreement.

      "QUALIFIED PAYMENTS" means all payments received by the Lessor from time to time during the Lease Term from any party (1) as compensation for any restriction placed upon the use or development of the Leased Property, (2) because of any judgment, decree or award for injury or damage to the Leased Property, (3) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property, or (4) if and only to the extent provided in SECTION 13.1 of the Lease, the portion of any Awards, in respect of a Condemnation which relate to the Easements; provided, however, that (x) all Loss Proceeds shall be applied pursuant to the Lease, and except as otherwise provided in CLAUSE (4) above, no Loss Proceeds shall constitute Qualified Payments, (y) in determining "Qualified Payments", there shall be deducted all reasonable and documented expenses and costs of every kind, type and nature (including taxes and attorneys' fees) incurred by the Lessor (but there shall be no such deduction for such expenses and costs incurred by Lessee) with respect to the collection of such payments, and (z) "Qualified Payments" shall not include any payment to the Lessor by a Participant or an Affiliate of the Lessor that is made to compensate the Lessor for the Participant's or Affiliate's share of any losses the Lessor may incur as a result of any of the events described in the preceding CLAUSES (1) through (4). For purposes of computing the total Qualified Payments paid to or received by the Lessor as of any date, payments described in the preceding CLAUSES (1) through (4) will not be considered Qualified Payments until they are actually applied as Qualified Payments by the Lessor.

      "RECOURSE DEFICIENCY AMOUNT" means the aggregate A-Portion Participant Balances of the Participants as of the Lease Termination Date.

      "REFERENCE LENDERS" means Bank of Montreal and Canadian Imperial Bank of Commerce.

      "REFERENCE RATE" means the rate of interest most recently announced by Canadian Imperial Bank of Commerce in the United States from time to time as its "reference rate" for calculating interest on certain loans, which need not be the lowest interest rate charged by such bank. If such reference rate or equivalent of such bank changes from time to time after the date hereof, the Reference Rate shall be automatically increased or decreased, as the case may be, without notice to the Lessee as of the effective time of each change in such reference rate or equivalent.

      "REGULATIONS" means the income tax regulations promulgated from time to time under and pursuant to the Code.

      "REGULATORY CHANGE" means, relative to any Participant, any change occurring after the date hereof in any (or the adoption after the date hereof of any new):

            (a) United States Federal or state law or foreign law applicable to such Participant; or

            (b) regulation, interpretation, directive, or request (whether or not having the force of law) applicable to such Participant of any court or governmental authority charged with the interpretation or administration of any law referred to in CLAUSE (A) or of any fiscal, monetary, or other authority having jurisdiction over such Participant.

      "RELEASE" means a "release", as such term is defined in CERCLA.

      "RELEASE DATE" means the earlier of (i) the date that the Participant Balances of the Lenders have been paid in full, and (ii) the date on which the Required Lenders or any Agent acting upon the instructions of the Required Lenders gives notice to the Lessor that the Agents and the Lenders release any and all interest they may have in the Leased Property and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to the Leased Property.

      "RENEWAL TERM" is defined in SECTION 5.1 of the Lease.

      "RENT" means Fixed Rent and Additional Rent, collectively.

      "RENT PAYMENT DATES" means the last day of each Eurodollar Interest Period; PROVIDED, HOWEVER, that if interest on the Loans and Yield on the Lessor's Invested Amount is not determined by reference to the Eurodollar Interest Rate, then the Rent Payment Date shall be the last day of each three-month period following the last day of the preceding Eurodollar Interest Period, or if such day is not a Business Day, the next succeeding Business Day and PROVIDED FURTHER that the first Rent Payment Date shall be September 30, 1996.

      "RENT PERIOD" means initially the period commencing on the Basic Term Commencement Date and ending on the first Rent Payment Date, and thereafter each period from one Rent Payment Date to the next following Rent Payment Date.

      "REPORT" is defined in SECTION 7.6 of the Participation Agreement.

      "REQUIRED LENDERS" means, at any time, the Lenders holding an aggregate outstanding principal amount of Loans equal to at least 51% of the aggregate outstanding principal amount of all Loans.

      "REQUIRED PARTICIPANTS" means, at any time, Participants holding an aggregate outstanding principal amount of Funded Amounts equal to at least 51% of the aggregate outstanding principal amount of all Funded Amounts.

      "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

      "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. SECTION 690, ET SEQ., as in effect from time to time.

      "RESPONSIBLE OFFICER" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

      "RSN" means a revolving subordinated promissory note from the Borrower payable to the Parent Company in the form of EXHIBIT 9.3.3B to the Credit Agreement.

      "SEC" means the United States Securities and Exchange Commission.

      "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the obligations of the Borrower or the Lessee.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITY DOCUMENTS" means, collectively, the Pledge Agreements (as defined in the Credit Agreement), the Notes Security Agreement (as defined in the Credit Agreement), the Parent Company Guaranty, the Transok Guaranty, the Holding Company Guaranty, the Holding Company Security Agreement (as defined in the Credit Agreement) the Partnership/Limited Liability Company Security Agreements (as defined in the Credit Agreement) and any and all additional security documents described in SECTION 4.1.4 of the Transok Guaranty.

      "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "SELLER" means Transok Gas Processing Company, a Delaware corporation.

      "SPECIAL APPLICABLE LAWS" mean all Applicable Laws, noncompliance with which would, in Lessor's judgment, constitute a crime for which Lessor could reasonably be expected to be liable and for which Lessee cannot legally indemnify Lessor.

      "STATED MATURITY DATE" means the Lease Termination Date.

      "STOCKHOLDERS' EQUITY" means, as of the time any determination thereof is to be made (i) at a time when the Borrower is a corporation, the sum of the Borrower's capital stock (which shall exclude treasury stock and any capital stock subject to mandatory redemption by the issuer at the option of the holder thereof) and additional paid-in capital, PLUS retained earnings (MINUS accumulated deficit) and (ii) at a time when the Borrower is a limited liability company, the sum of all membership interests of all members of the Borrower, all as shown on the consolidated balance sheet of the Borrower and its Subsidiaries and based on GAAP.

      "SUBSIDIARY" means a corporation, of which any Person and its Subsidiaries own, directly or indirectly, such number of outstanding shares of capital stock as have more than fifty percent (50%) of the ordinary voting power for the election of directors; each partnership, of which any Person or any Subsidiary of any Person is a general partner; and each limited liability company, in which any Person is a member or manager and with an aggregate interest of more than fifty percent (50%).

      "SUBSIDIARY GUARANTOR" or "SUBSIDIARY GUARANTORS" means any and all Subsidiaries of the Transok Guarantor listed in EXHIBIT 11.1.8 of the Credit Agreement or any other Subsidiary of the Transok Guarantor that may from time to time execute and deliver a Guaranty and become a Guarantor pursuant to SECTION
4.1.4 of the Transok Guaranty.

      "SUBSIDIARY GUARANTY" or SUBSIDIARY GUARANTIES" means any and all Guaranties executed and delivered by a Subsidiary Guarantor in favor of the Lessor, as may be amended or otherwise modified from time to time.

      "TAX" or "TAXES" is defined in SECTION 7.4 of the Participation Agreement.

      "TAX INDEMNITEE" means the Lessor, each Lender, the Administrative Agent (in its individual capacity), the Documentation Agent and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, PROVIDED, HOWEVER, that in no event shall the Lessee or any Guarantor be a Tax Indemnitee.

      "TEJAS" means Tejas Gas Corporation, a Delaware corporation, its successors and assigns.

      "TEJAS GROUP" means Tejas and its Subsidiaries and their successors and assigns.

      "TERMINATION NOTICE" is defined in SECTION 13.2 of the Lease.

      "TOTAL INTEREST EXPENSE" means, with respect to any Person and to any period for which a determination thereof is to be made, the sum, without duplication, of (i) the aggregate amount of all interest accrued and paid on all Indebtedness of such Person and its Subsidiaries on a consolidated basis, PLUS
(ii) the portion of any rental obligation paid which is allocable to interest expense in accordance with GAAP.

      "TRANSFER" means (i) a sale, transfer, conveyance, assignment or other disposition of an Asset (or related Assets) having a Fair Market Value in excess of $100,000, or (ii) destruction as a result of a casualty of an Asset (or related Assets) having a Fair Market Value in excess of $500,000 in the aggregate for any such casualty.

      "TRANSOK" means Transok, Inc., an Oklahoma corporation, its successors and assigns.

      "TRANSOK GUARANTOR" means Transok Acquisition Company, a Delaware corporation, its successors and assigns.

      "TRANSOK GUARANTY" means the Guaranty dated June 6, 1996 executed and delivered by the Transok Guarantor in favor of the Lessor, as may be amended or otherwise modified from time to time.

      "TRIGGER EVENT" means the occurrence of any one or more of the following events:

           (i) an Event of Default under any one or more of the following clauses under Article XVI of the Lease: (A) (failure to pay Fixed Rent),
      (B) (failure to pay Additional Rent), (C) (failure to pay Funded Amount, Lease Balance or Recourse Deficiency Amount), or (E) (a financial covenant default);

            (ii) an Event of Default or a Potential Event of Default under CLAUSE (G) of Article XVI of the Lease;

            (iii) any other Event of Default under Article XVI of the Lease and, as a result thereof, the exercise by the Lessor of any one or more remedies set forth in SECTION 17.1 of the Lease; or

            (iv) the acceleration of the obligations under the Credit Agreement following an "Event of Default" (as defined in the Credit Agreement).

      "UCC" means the Uniform Commercial Code of New York, as in effect from time to time.

      "UNFUNDED BENEFIT LIABILITIES" means with respect to any Employee Benefit Plan at any time, the amount of unfunded benefit liabilities of such Employee Benefit Plan at such time as determined under ERISA SECTION 4001(A)(18) which shall not be less than the accumulated benefit obligation, as disclosed in accordance with FAS 87, over the fair market value of Employee Benefit Plan assets.

      "UNREIMBURSED LESSOR ADVANCES" is defined in SECTION 5.10 of the Loan Agreement.

      "UNREIMBURSED LESSOR ADVANCES BALANCE" is defined in SECTION 5.10 of the Loan Agreement.

      "YIELD" is defined in SECTION 2.3 of the Participation Agreement.

                                                                     EXHIBIT D-1
                                    GUARANTY

      THIS GUARANTY (this "GUARANTY"), dated as of June 6, 1996, made by TEJAS GAS CORPORATION, a Delaware corporation (the "GUARANTOR"), in favor of the Lessor (hereinafter defined).

                             W I T N E S S E T H:

      WHEREAS, pursuant to a Participation Agreement, dated as of June 6, 1996 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "PARTICIPATION AGREEMENT"), among TRANSOK ACQUISITION COMPANY, a Delaware corporation ("TAC"), TRANSOK ACQUISITION CORPORATION III, a Delaware corporation ("TAC III"), CIBC INC., a Delaware corporation, as lessor (together with its successors, transferees and assigns and including any Person to whom the Lessor may transfer the Leased Property or this Guaranty or any interest therein or herein in accordance with the Operative Documents (the "LESSOR"), the various financial institutions (together with the Lessor, individually a "PARTICIPANT" and collectively the "PARTICIPANTS") as are, or may from time to time become, parties thereto, CANADIAN IMPERIAL BANK OF COMMERCE, acting through certain of its U.S. branches or agencies ("CIBC"), as administrative agent for the Lenders (in such capacity, together with any successor(s) thereto in such capacity, the "ADMINISTRATIVE AGENT"), BANK OF MONTREAL ("BMO"), as documentation agent for the Lenders (in such capacity together with any successor(s) thereto in such capacity the "DOCUMENTATION AGENT"), the Lessor and the Lessee have entered into the Lease; and

      WHEREAS, as a condition precedent to the Lessor's entering into the Lease, the Guarantor is required to execute and deliver this Guaranty; and

      WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

      WHEREAS, the Lessee is a wholly-owned indirect subsidiary of the Guarantor; and

      WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Lease;

      NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lessor to enter into the Operative Documents and the Operative Loan Documents, the Guarantor agrees, for the benefit of the Lessor, as follows:

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "AGENT" means either the Administrative Agent, the Documentation Agent, or both, as applicable.

      "BMO" is defined in the FIRST RECITAL.

      "CIBC" is defined in the FIRST RECITAL.

      "GUARANTOR" is defined in the PREAMBLE.

      "GUARANTY" is defined in the PREAMBLE.

      "PARTICIPANT" is defined in the FIRST RECITAL.

      "PARTICIPATION AGREEMENT" is defined in the FIRST RECITAL.

      "NET WORTH" means the consolidated net worth of the Guarantor and its Subsidiaries, determined in accordance with GAAP.

      "TAC" is defined in the FIRST RECITAL.

      "TAC III" is defined in the FIRST RECITAL.

      "TAC CREDIT AGREEMENT" means the Secured Credit Agreement dated as of June 6, 1996 among TAC, certain financial institutions, BMO as administrative agent and CIBC as documentation agent, as amended.

      "U.C.C." means the Uniform Commercial Code as in effect in the State of New York, as the same may be amended from time to time.

      SECTION 1.2. PARTICIPATION AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided such terms in the Participation Agreement.

                                        2

      SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.

                                  ARTICLE II

                    GUARANTY PROVISIONS; EVENTS OF DEFAULT

      SECTION 2.1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Lessor that:

            (a) all amounts provided in the Operative Documents (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding, and all such obligations, liabilities, claims, debts and indebtedness incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, and further to include, without limitation, all such amounts which would become due but for the operation of Section 502(b) of the United States Bankruptcy Code, 11 U.S.C. ss. 502(b)) to be payable by Lessee will be promptly paid in full when the same shall become due and payable in accordance with the terms hereof (all such sums, and all such interest, obligations, liabilities, claims, debts, indebtedness and amounts, collectively, the "GUARANTEED AMOUNTS"); and

            (b) (i) the Lessee will perform, comply with and observe all obligations, covenants, terms, conditions and undertakings of the Lessee contained in the Operative Documents and (ii) TAC will perform, comply with and observe all obligations, covenants, terms, conditions and undertakings of TAC contained in the Transok Guaranty, in each case as and when required in accordance with the terms thereof, or any successor thereto (all such obligations, covenants, terms, conditions and undertakings of the Lessee and TAC, collectively, the "GUARANTEED OBLIGATIONS", and, together with the Guaranteed Amounts, the "LIABILITIES").

      If for any reason whatsoever (x) the Lessee shall fail or be unable duly, punctually and fully to pay any Guaranteed Amounts as and when such Guaranteed Amounts shall become due and payable under the Operative Documents or to perform or comply with any Guaranteed Obligation to be performed or complied with by the Lessee under the Operative Documents, or (y) TAC shall fail or be unable duly, punctually and fully to pay any Guaranteed Amount as and when such Guaranteed Amounts shall become due and payable under the Transok Guaranty or to perform or comply with any Guaranteed Obligation to be performed or complied with by TAC under the Transok Guaranty, then the Guarantor shall pay on demand, or cause to be paid on demand, such Guaranteed Amounts to the Person entitled to receive such Guaranteed Amounts pursuant to the terms of the Operative Documents, as appropriate, and will perform

                                        3

or cause to be performed such Guaranteed Obligations to be performed or complied with, together with interest on any Guaranteed Amounts due and owing from (1) the Lessee in accordance with the terms of the Operative Documents and (2) TAC in accordance with the Transok Guaranty, in each case from the date any such Guaranteed Amounts become due and payable to the date of payment. The Guarantor also agrees to pay certain legal fees and expenses of the Lessor in accordance with Section 8.8 of the Participation Agreement.

      SECTION 2.2. NATURE OF GUARANTY. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Lessor exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Lessee or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder. Any amounts received by the Lessor whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Lessor may from time to time elect.

      SECTION 2.3. ACCELERATION OF GUARANTY. The Guarantor agrees that, in the event of the dissolution or insolvency of the Lessee or the Guarantor, or the inability or failure of the Lessee or the Guarantor to pay debts as they become due, or an assignment by the Lessee or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Lessee or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Lessor forthwith the full amount which would be payable hereunder by the Guarantor if all such Liabilities were then due and payable.

      SECTION 2.4. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time all Liabilities may have been paid in full), until all Liabilities (including any extensions, modifications, rearrangements, substitutions, supplements or renewals of any thereof) and all interest thereon and all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Lessor (subject to the terms and provisions of Section 8.8 of the Participation Agreement) in endeavoring to collect the Liabilities and in enforcing this Guaranty shall have been finally paid in full and the Lease shall have been permanently terminated. Once the Liabilities have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and the Lease shall have been terminated, this Guaranty shall terminate except for the provisions hereof which by their terms expressly survive termination. The Guarantor guarantees that the obligations of the Lessee with respect to the Liabilities will be paid strictly in accordance with the terms of the Operative Documents under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lessor with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                                        4

            (a) any lack of validity, legality or enforceability of any of the Lease or any other Operative Documents or any of the Operative Loan Documents;

            (b) the failure of the Lessor (i) to assert any claim or demand or to enforce any right or remedy against the Lessee, any other Obligor or any other Person (including any other guarantor) under the provisions of the Lease or any other Operative Documents or any of the Operative Loan Documents or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any obligations of the Lessee or any other Obligor;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Lessee or any other Obligor, or any other extension, compromise or renewal of any obligation of the Lessee or any other Obligor;

            (d) any reduction, limitation, impairment or termination of any obligations of the Lessee or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any obligations of the Lessee, any other Obligor or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Lease or any other Operative Documents or any of the Operative Loan Documents;

            (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Lessor securing any of the obligations of the Lessee or any other Obligor;

            (g) the merger of the Lessee or any of its Subsidiaries or Affiliates with or into any other Person and whether or not the Lessee is the surviving Person; or

            (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Lessee, any other Obligor, any surety or any guarantor.

      The Lessor may, from time to time, at its sole discretion and without notice to the undersigned, take any or all of the following actions: (a) retain or obtain a Lien upon any property to secure any of the Liabilities or any obligation hereunder (provided, that this clause (a) does not and shall not be deemed to constitute a grant of, or consent to, a lien or security interest on any property of the undersigned), (b) retain or obtain the primary or secondary

                                        5

obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) upon the occurrence and during the continuance of an Event of Default or upon the maturity thereof, as the case may be, resort to the undersigned for payment of any of the Liabilities, whether or not the Lessor (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other Obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the undersigned).

      SECTION 2.5. REINSTATEMENT, ETC. The Guarantor agrees that, notwithstanding the first and second sentences of SECTION 2.4 hereof, if at any time all or any part of any payment theretofore applied by the Lessor to any of the Liabilities is or must be rescinded or returned by the Lessor for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Obligor), such Liabilities shall, for the purposes of this guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Lessor, and this guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Lessor had not been made.

      SECTION 2.6. WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations of the Lessee or any other Obligor and this Guaranty and any requirement that the Lessor protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Lessee, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the obligations of the Lessee or any other Obligor, as the case may be.

      SECTION 2.7. WAIVER OF SUBROGATION. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Lessee or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Operative Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lessor against the Lessee or any other Obligor or any collateral which the Lessor now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Lessee or any other Obligor, directly or indirectly, in cash or other property

                                        6

or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the obligations of the Lessee or any other Obligor with respect to the Liabilities shall not have been paid in full and the Lease is in effect, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lessor, and shall forthwith be paid to the Lessor to be credited and applied upon the obligations of the Lessee or any other Obligor with respect to the Liabilities, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Participation Agreement and that the waiver set forth in this SECTION 2.7 is knowingly made in contemplation of such benefits.

      SECTION 2.8. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF LIABILITIES, ETC. This Guaranty shall:

            (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

            (b) inure to the benefit of and be enforceable by the Lessor, and its successors, transferees and assigns, including any Person to whom the Lessor may transfer the Leased Property or this Guaranty or any interest therein or herein in accordance with the provisions of the Operative Documents.

Without limiting the generality of the foregoing CLAUSE (B), the Lessor may, subject to the terms and provisions of Section 6.1 or 6.2, as the case may be, of the Participation Agreement, from time to time, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the transferring Lessor; provided, however, that, unless the transferring Lessor shall otherwise consent in writing, the transferring Lessor shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this guaranty, for the benefit of the transferring Lessor as to those of the Liabilities which the transferring Lessor has not assigned or transferred; provided, that any such assignment or transfer shall be subject to the limitations and restrictions in Sections 6.1 or 6.2, if applicable, of the Participation Agreement.

      SECTION 2.9. EVENTS OF DEFAULT. If any of the following events shall occur and be continuing it shall constitute an "EVENT OF DEFAULT" hereunder:

                                        7

            (a) The Guarantor shall fail to observe or perform any covenant or agreement contained in SECTION 2.1 (after giving effect to any applicable grace period), 4.1.1, 4.1.5 or 4.2.1 hereof;

            (b) The Guarantor shall default in the due performance or observance of any covenant or agreement contained in this Guaranty other than the covenants and agreements referred to in the immediately preceding clause
      (a) for more than ten Business Days after the earlier of (i) the date on which the Guarantor becomes aware of such failure and (ii) the date on which written notice thereof has been given to the Guarantor by either Agent; or

            (c) Without the prior written consent of the Administrative Agent and the Required Participants, failure by the Guarantor to own (free and clear of all Liens and other encumbrances except those in favor of the either Agent pursuant to or otherwise permitted by the Operative Documents), directly or indirectly through any of its Subsidiaries, 100% of the outstanding capital stock (including, without limitation, voting stock) of each of Lessee, Tejas-Acadian Holding Company, a Delaware corporation ("TAHC") and TAC.

No waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any further or subsequent Event of Default.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

      SECTION 3.1. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants unto the Lessor as set forth in this Article.

      SECTION 3.1.1. ORGANIZATION, ETC. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and where the failure so to qualify would have a material adverse effect on the financial position, business, operations and prospects of the Guarantor on a consolidated basis.

     SECTION 3.1.2. AUTHORIZATION; NO CONFLICT. The execution and delivery of this Guaranty and the performance by the Guarantor of its obligations under this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals (if any shall be required), and do not and

                                        8

will not contravene or conflict with any provision of Law or of the charter or by-laws of the Guarantor or of any material agreement binding upon the Guarantor.

     SECTION 3.1.3. VALIDITY AND BINDING NATURE. This Guaranty is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     SECTION 3.1.4. REPRESENTATION WITH RESPECT TO TRUE AND COMPLETE DISCLOSURE. To the best of the Guarantor's knowledge and belief, all factual information heretofore or contemporaneously furnished by or on behalf of the Guarantor, TAC, the Lessee, or any Subsidiary of TAC to the Lessor, each Agent and each Participant for purposes of or in connection with this Guaranty, the Participation Agreement or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Guarantor, the Lessee, or any Subsidiary of the Lessee to the Lessor, each Agent and each Participant will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and does not omit any material fact necessary to make such information (taken as a whole) not misleading at such time.

     SECTION 3.1.5. UNCONDITIONAL PURCHASE OBLIGATIONS. Except as permitted by
Section 9.3.9 of the TAC Credit Agreement and Section 4.2 of the Transok Guaranty, neither the Guarantor nor any of the Material Tejas Subsidiaries has entered into, or is a party to, or has any obligation under, any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     SECTION 3.1.6. PENDING OR THREATENED LITIGATION AND CONTINGENT LIABILITIES. No litigation (including, without limitation, derivative actions and take-or-pay actions), arbitration proceedings or governmental proceedings are pending or to the best knowledge of the Guarantor threatened against the Guarantor which would, if adversely determined, materially and adversely affect the financial condition, operations, assets, business, properties or prospects of the Guarantor (excluding any rulemaking or similar proceedings of general applicability to natural gas pipelines and any appeal or petition for review related thereto) or continued operations of the Guarantor, or which purports to affect the legality, validity or enforceability of this Guaranty. Other than any liability incident to such litigation or proceedings, the Guarantor does not have any contingent liabilities that would be material to the Guarantor that are not provided for or disclosed in the financial statements referred to in SECTION 3.1.12.

     SECTION 3.1.7. EXISTING EMPLOYEE BENEFIT PLANS. Each employee benefit plan sponsored or maintained by the Guarantor or any of its Subsidiaries for their employees or former employees ("EMPLOYEE BENEFIT PLAN") complies in all material respects with all applicable requirements of Law. No Reportable Event (as defined in ERISA) for which the disclosure

                                        9

requirements under Regulation 2615.3 promulgated by the Pension Benefit Guaranty Corporation (the "PBGC") has not been waived has occurred with respect to any Employee Benefit Plan that is subject to Title IV of ERISA (hereinafter "PENSION PLAN") and there has been no withdrawal from any such plan or steps taken to do so which has resulted or could result in material liability for the Guarantor or any of its Subsidiaries under Title IV of ERISA.

      SECTION 3.1.8. INVESTMENT COMPANY ACT REPRESENTATION. The Guarantor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.1.9. PUBLIC UTILITY HOLDING COMPANY. The Guarantor is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 3.1.10. REGULATION G, T, U AND X. The execution, performance or delivery by the Guarantor of this Guaranty will not violate Regulation G, T, U or X. The Guarantor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U), and both before and after giving effect to all of the transactions contemplated herein and by the Participation Agreement, including, without limitation, the Merger (as defined in the TAC Credit Agreement), the purchases and acquisitions permitted under the Participation Agreement and all of the transactions contemplated by the Operative Documents, less than 25% of the assets of the Guarantor consists of Margin Stock.

     SECTION 3.1.11. TAXES. The Guarantor has to the best knowledge of the Guarantor filed all tax returns or extensions and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 3.1.12. FINANCIAL STATEMENTS. The Guarantor's consolidated financial statements for the year ended December 31, 1995, and the Guarantor's unaudited consolidated financial statements as at March 31, 1996, copies of which have been furnished to each Agent and each Participant, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly the consolidated financial condition of the Guarantor and its Subsidiaries as at such date and the results of its consolidated operations for the period then ended (subject, with respect to the March 31, 1996 statements, to normal year-end audit adjustments) and since March 31, 1996 there has been no material adverse change in the Guarantor's financial condition, operations, assets, business, properties or prospects.

                                       10

     SECTION 3.1.13. STATUS OF TITLE TO ASSETS. The representations and warranties in Section 8.13 of the TAC Credit Agreement are each true and correct. The representations and warranties in Section 4.1(g) of the Participation Agreement are each true and correct.

      SECTION 3.1.14. ENVIRONMENTAL WARRANTIES. The representations and warranties in Section 8.16 of the TAC Credit Agreement are each true and correct.

      SECTION 3.1.15. DIVIDEND AND LOAN RESTRICTIONS OF THE MATERIAL SUBSIDIARIES. None of the Material Tejas Subsidiaries is a party to, or otherwise subject to any provision contained in, any agreement or instrument which restricts the ability of such Material Tejas Subsidiary to pay dividends to, make loans or advances to, or otherwise make distributions or payments to, the Guarantor, except the restrictions in (i) the TAC Credit Agreement, (ii) the Amended and Restated Secured Credit Agreement dated as of January 12, 1995 among Tejas-Acadian Holding Company, certain financial institutions, BMO, CIBC and Citibank, N.A. as co-agents and CIBC as administrative agent, as amended (the "TAHC CREDIT AGREEMENT"), (iii) the Secured Credit Agreement dated as of January 12, 1995, among Tejas Natural Gas Company, certain financial institutions, BMO, CIBC and Citibank, N.A., as co-agents and CIBC as administrative agent, as amended (the "TNGC CREDIT AGREEMENT"), (iv) the Transok Guaranty, (v) the Participation Agreement, (vi) the Participation Agreement dated as of September 15, 1993, as amended as of January 12, 1995, among Tejas North Pipeline Partnership, State Street Bank and Trust Company of Connecticut, National Association, as Trustee, 1993 TX Pipeline I Inc., 1993 TX Pipeline II Inc., 1993 TX Pipeline General Partnership, the financial institutions named on Schedule 1 thereto, as purchasers and Citibank, N.A., as administrative agent, (vii) the Parent Guaranty dated as of September 15, 1993, as amended as of January 12, 1995, from Tejas Gas Corporation, (viii) the TNG Guaranty dated as of September 15, 1993, as amended as of January 12, 1995 from Tejas Natural Gas Company, and
(ix) the TAC Guaranty.

      SECTION 3.1.16. OPERATIVE DOCUMENTS. The representations and warranties of the Lessee and each other Obligor set forth in the Operative Documents are true and correct on and as of the date hereof.

      SECTION 3.1.17. MERGER AGREEMENT. To the best knowledge of the Guarantor after completion of its and its Subsidiaries' due diligence in respect of Transok and its Subsidiaries and the Merger, except for those matters disclosed in the Letter to Counsel and Exhibit 8.17 of the Credit Agreement, (i) the representations and warranties of the Seller set forth in the Merger Agreement are true and correct, (ii) the Seller has not defaulted or breached any of its obligations under the Merger Agreement, and (iii) no litigation, arbitration, governmental investigation, or proceeding or inquiry shall be threatened which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Merger Agreement.

                                       11

                                   ARTICLE IV

                                 COVENANTS, ETC.

      SECTION 4.1. AFFIRMATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Liabilities shall remain unpaid, or the Lease is in effect, the Guarantor will perform the obligations set forth in this Section.

      SECTION 4.1.1. OWNERSHIP. The Guarantor will own (free and clear of all Liens and other encumbrances, other than any agreement prohibiting the creation or assumption of any Lien upon the capital stock of the Lessee and the Material Subsidiaries and other than the pledge of the stock of the Lessee pursuant to the Operative Documents) directly or indirectly through any of its Subsidiaries, 100% of the outstanding capital stock (including, without limitation, the outstanding voting stock) of each of the Lessee, TAHC and TAC.

      SECTION 4.1.2. COMPLIANCE WITH LESSEE'S AND EACH OTHER OBLIGORS' COVENANTS AS TO AFFILIATE TRANSACTIONS. The Guarantor will not permit the Lessee, or any of its Subsidiaries, to enter into, or cause, suffer or permit to exist any arrangement or contract with any of their Affiliates (other than among the Lessee and its Subsidiaries), except in the ordinary course of business and pursuant to the reasonable requirements of the Lessee's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Lessee or such Subsidiary than the Lessee or such Subsidiary would obtain in a comparable arms-length transaction.

      SECTION 4.1.3. REPORTS, CERTIFICATES AND OTHER INFORMATION. The Guarantor will furnish to each Agent and each Participant:

      (a) AUDIT REPORT. Within one hundred twenty (120) days after the end of each fiscal year of the Guarantor, a copy of an annual audit report of the Guarantor, including therein consolidated balance sheets of the Guarantor as of the end of such fiscal year and consolidated statements of earnings and cash flow of the Guarantor for such fiscal year, prepared on a consolidated basis in conformity with GAAP applied on a basis consistent with the audited consolidated financial statements of the Guarantor as at December 31, 1995, duly certified by independent certified public accountants of nationally recognized standing selected by the Guarantor.

      (b) INTERIM FINANCIAL REPORTS. Within seventy-five (75) days after the end of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ending after the Effective Date, copies of the unaudited financial statements of the Guarantor and its Subsidiaries, prepared on a consolidated basis and in the same manner as the audit report referred to in CLAUSE (A) of this SECTION 4.1.3, signed by a duly authorized financial officer of the Guarantor and consisting of at least a balance sheet as at the end of such quarter, statements of cash flows and statements of earnings for such quarter.

                                       12

      (c) COMPLIANCE CERTIFICATES. Concurrently with the delivery of the reports described in CLAUSES (A) and (B) of this SECTION 4.1.3 and from time to time promptly upon the reasonable request by either Agent, a compliance certificate duly executed by an authorized financial officer of the Guarantor, containing a computation of, and showing compliance with, the financial restriction contained in SECTION 4.1.5, such computation to be made as of the end of the immediately preceding fiscal year if furnished concurrently with the report described in CLAUSE (A) of this SECTION 4.1.3, and as of the end of the immediately preceding fiscal quarter if furnished concurrently with the report described in CLAUSE (B) of this SECTION 4.1.3 or upon the reasonable request of either Agent and containing a statement by the authorized officer that in examining the financials and covenants contained in SECTION 4.1.5 the authorized officer did not become aware of any Event of Default or Potential Event of Default, or if the authorized officer has become aware of any such event, describing it and the steps, if any, being taken to cure it.

      (d) NOTICES RELATING TO DEFAULT. Promptly upon learning of the occurrence of any Event of Default or Potential Event of Default, written notice thereof, describing the same and the steps being taken by the Guarantor or any of its Subsidiaries affected with respect thereto.

      (e) REGULATORY FILINGS. As may reasonably be requested by either Agent or any Participant, each material public filing and report made by the Guarantor or any Material Tejas Subsidiary with or to any governmental authority or regulatory body (including, without limitation, the Securities and Exchange Commission, Federal Energy Regulatory Commission, the Texas Railroad Commission, the Louisiana Public Service Commission, the Louisiana Conservation Commission, the Oklahoma Corporation Commission and any successor agencies) and other customarily provided material public communications from the Guarantor or any Material Tejas Subsidiary, promptly upon the filing or making thereof.

      SECTION 4.1.4. SECURITY ISSUE. The Guarantor will use or cause any of its Subsidiaries to use the proceeds (net of reasonable and customary brokerage, legal and other closing costs and commissions) received from any equity, debenture, note or subordinated debenture or other securities issue (other than any money market lines, the TAC Credit Agreement, the TAHC Credit Agreement, the TNGC Credit Agreement or any replacement credit facilities refinancing any outstanding credit facilities) to permanently reduce the Commitment under the Secured Credit Agreement and to prepay any amount in excess of such reduced Commitment. To accomplish the foregoing, the Guarantor may pay or cause any Subsidiary to pay any such amounts directly or Guarantor may loan to the Lessee under the RSN, on each date of any such equity, debenture, note or subordinated debenture issue, an amount equal to the proceeds received by the Guarantor or such Subsidiary from such issuance, net of reasonable and customary brokerage, legal and other closing costs and commissions, each such loan to be made promptly, and in any event within three (3) Business Days of the receipt by the Guarantor or such Subsidiary of such amounts.

      SECTION 4.1.5. MINIMUM NET WORTH. At all times the Guarantor will maintain a minimum Net Worth equal to at least $226,000,000.

                                       13

      SECTION 4.2. NEGATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the obligations with respect to the Liabilities shall remain unpaid, or the Lease is in effect, the Guarantor will not do anything prohibited in this Section.

      SECTION 4.2.1. RESTRICTIONS ON MERGERS. The Guarantor will not be a party to any merger into or consolidation with any other Person, except that the Guarantor may merge into or consolidate with any other Person if, upon the consummation of any such merger or consolidation, the Guarantor is the surviving corporation and no Event of Default or Potential Event of Default shall have occurred, exist or be continuing or shall result after giving effect to such merger or consolidation.

      SECTION 4.2.2. DIVIDENDS AND LOANS FROM THE MATERIAL SUBSIDIARIES. The Guarantor will not permit any of its Material Tejas Subsidiaries to enter into any new agreement, or any amendment, supplement or other modification to any agreement existing on the date hereof, which is materially more restrictive of any Material Tejas Subsidiary's abilities, taken as whole, to pay dividends, make loans or advances to, or otherwise make distributions or payments to, the Guarantor than the restrictions thereto in existence on the date hereof.

      SECTION 4.2.3. LIENS. The Guarantor will not create, incur, assume, permit to exist or guarantee any notes, bonds, debentures or other evidences of indebtedness for borrowed money (i) which is secured by any lien, mortgage, security interest, pledge, hypothecation or charge on any asset now owned or hereafter acquired by it without making effective provision whereby all obligations of the Guarantor under this Guaranty will be secured equally and ratably with any and all other obligations thereby secured, so long as any such obligations shall be so secured or (ii) which is senior in right of payment to this Guaranty.

      SECTION 4.2.4. ACTIVITIES. The Guarantor will not (i) own any assets other than the stock of its subsidiaries and immaterial personal property incidental to the ownership of such stock or (ii) directly engage in any business other than the ownership of the stock of its subsidiaries.

      SECTION 4.2.5. OWNERSHIP. The Guarantor will not at any time own, directly or indirectly, less than 100% of the issued and outstanding capital stock of the Lessee, TAHC or TAC or any successor of any thereof, free and clear of all Liens.

                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

      SECTION 5.1. LOAN DOCUMENT. This Guaranty is an Operative Document executed pursuant to the Participation Agreement and shall (unless otherwise expressly indicated

                                       14

herein) be construed, administered and applied in accordance with the terms and provisions thereof.

      SECTION 5.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.8, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lessor and its successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.8); PROVIDED, HOWEVER, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lessor.

      SECTION 5.3. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lessor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 5.4. ADDRESSES FOR NOTICES TO THE GUARANTOR. All notices and other communications hereunder to the Guarantor shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Lessor at the address specified in the Participation Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

      SECTION 5.5. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.4 and SECTION 2.6, no failure on the part of the Lessor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 5.6. SECTION CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

      SECTION 5.7. SETOFF. In addition to, and not in limitation of, any rights of the Lessor under applicable law, the Lessor shall, upon the occurrence of any Potential Event of Default described in paragraph (g) of Article XVI of the Lease or any Event of Default have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to the Lessor a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with the Lessor and any and all property of every kind or description of or in the name of the Guarantor now or hereafter, for any reason or purpose

                                       15

whatsoever, in the possession or control of, or in transit to, the Lessor or any agent or bailee for the Lessor; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of Article III of the Loan Agreement.

      SECTION 5.8. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      SECTION 5.9. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER OPERATIVE DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

      SECTION 5.10. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LESSOR OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LESSOR ENTERING INTO THE PARTICIPATION AGREEMENT.

      SECTION 5.11. MEDIUM TERM NOTES. Notwithstanding anything to the contrary contained herein, including, without limitation, in SECTION 2.1 hereof, the Guarantor expressly does not guaranty payment or performance of any obligation of any Person under the Medium Term Notes.

      SECTION 5.12. FORUM SELECTION AND CONSENT TO JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LESSOR OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT

                                       16

SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE LESSOR'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER OPERATIVE DOCUMENTS.

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    TEJAS GAS CORPORATION


                                    By
                                        Title:

                                    Address:  1301 McKinney, Suite 700
                                              Houston, Texas  77010
                                    Attention:
                                    Telecopy:

                                       17